Form of	Exhibit 4(a)

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this __ day of __________, 2017, by and between Janus Investment Fund, a Massachusetts business trust (the “Trust”), on behalf of Janus Twenty Fund, a series of the Trust (the “Target Fund”), and Janus Forty Fund, a series of the Trust (the “Acquiring Fund”). Janus Capital Management LLC (“JCM”) joins this agreement solely for the purpose of agreeing to be bound by Paragraph 5.

All references in this Agreement to action taken by the Target Fund or the Acquiring Fund shall be deemed to refer to action taken by the Trust on behalf of the respective portfolio series.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization (the “Reorganization”) will consist of the transfer by the Target Fund of all or substantially all of its assets to the Acquiring Fund, in exchange solely for Class D and T voting shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) having an aggregate net asset value equal to the aggregate net asset value of the same class of shares of the Target Fund, the assumption by the Acquiring Fund of all the liabilities of the Target Fund, and the distribution of the Class D and T Acquiring Fund Shares to the shareholders of the Target Fund in complete liquidation of the Target Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Board of Trustees of the Trust has determined that it is in the best interest of each of the Target Fund and the Acquiring Fund that assets of the Target Fund be acquired by the Acquiring Fund and the liabilities of the Target Fund be assumed by the Acquiring Fund in exchange for Class D and T Acquiring Fund Shares pursuant to this Agreement and in accordance with the applicable statutes of the Commonwealth of Massachusetts, and that the interests of existing shareholders of the Target Fund or the Acquiring Fund will not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. PLAN OF REORGANIZATION

1.1         Subject to the terms and conditions herein set forth, the Trust shall (i) transfer all or substantially all of the assets of the Target Fund, as set forth in paragraph 1.2, to the Acquiring Fund, (ii) the Trust shall cause the Acquiring Fund to deliver to the Trust full and fractional Class D and T Acquiring Fund Shares having an aggregate net asset value equal to the value of the aggregate net assets of the same class of shares of the Target Fund as of the close of regular session trading on the New York Stock Exchange on the Closing Date, as set forth in paragraph 2.1 (the “Closing Date”) and (iii) the Trust shall cause the Acquiring Fund to assume all liabilities of the Target Fund, as set forth in paragraph 1.2. Such transactions shall take place at the closing provided for in paragraph 2.1 (the “Closing”).

1.2         The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities and futures interests, and dividends or interest receivable which are owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund on the Closing Date. The Acquiring Fund will assume all of the liabilities, expenses, costs, charges and reserves of the Target Fund of any kind, whether absolute, accrued, contingent or otherwise in existence on the Closing Date.

1.3         The Target Fund will distribute pro rata to its shareholders of record of the applicable classes, determined as of immediately after the close of business on the Closing Date (the “Current Shareholders”), the Class D and T Acquiring Fund Shares received by the Trust pursuant to paragraph 1.1. Such distribution and liquidation will be accomplished by the transfer of the Class D and T Acquiring Fund Shares then credited to the accounts of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Current Shareholders and representing the respective pro rata number of the Class D and T Acquiring Fund Shares due to such shareholders. All issued and outstanding shares of the Target Fund will simultaneously be canceled on the books of the Trust. The Acquiring Fund shall not issue certificates representing the Class D and T Acquiring Fund Shares in connection with such exchange. Ownership of Class D and T Acquiring Fund Shares will be shown on the books of the Trust’s transfer agent. As soon as practicable after the Closing, the Trust shall take all steps necessary to effect a complete liquidation of the Target Fund.

2. CLOSING AND CLOSING DATE

2.1         The Closing Date shall be _____, 2017, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. New York Time. The Closing shall be held at the offices of Janus Capital Management LLC (“JCM”), 151 Detroit Street, Denver, Colorado 80206-4805, or at such other time and/or place as the parties may agree.

2.2         The Trust shall cause Janus Services LLC (the “Transfer Agent”), transfer agent of the Target Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Current Shareholders and the number, class, and percentage ownership of outstanding shares of the Target Fund owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Class D and T Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Trust or provide evidence satisfactory to the Trust that such Class D and T Acquiring Fund Shares have been credited to the accounts of the Target Fund on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3. REPRESENTATIONS AND WARRANTIES

3.1         The Trust, on behalf of the Target Fund, hereby represents and warrants to the Acquiring Fund as follows:

(i)         the Trust is duly organized and existing under its Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust;”

(ii)         the Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Target Fund;

(iii)         the execution and delivery of this Agreement on behalf of the Target Fund and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Trust or the shareholders of the Target Fund (other than as contemplated in paragraph 4.1(vii)) are necessary to authorize this Agreement and the transactions contemplated hereby;

(iv)         this Agreement has been duly executed by the Trust on behalf of the Target Fund and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors’ rights generally, and general equitable principles;

(v)         neither the execution and delivery of this Agreement by the Trust on behalf of the Target Fund, nor the consummation by the Trust on behalf of the Target Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both) a breach of or default under, the Declaration of Trust or the Amended and Restated Bylaws of the Trust (“Bylaws”), as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Trust is a party or by which the Trust or any of its assets is subject or bound;

(vi)         if applicable, the unaudited statement of assets and liabilities of the Target Fund as of the Closing Date, determined in accordance with generally accepted accounting principles consistently applied from the prior audited period, accurately reflects all liabilities of the Target Fund as of the Closing Date;

(vii)         no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary (other than as contemplated in paragraph 4.1(vii)) for the execution and delivery of this Agreement by the Trust on behalf of the Target Fund or the consummation of any transactions contemplated hereby by the Trust, other than as shall be obtained at or prior to the Closing;

(viii)         On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

(ix)         For each taxable year of its operation (including the taxable year ending on the Closing Date), the Target Fund: (i) has elected to qualify, and has qualified or will qualify (in the case of the short taxable year ending on the Closing Date), for taxation as a “regulated investment company” under the Code (a “RIC”); (ii) has been eligible to compute and has computed its federal income tax under Section 852 of the Code, and on or prior to the Closing Date will have declared and paid a distribution with respect to all its investment company taxable income (determined without regard to the deduction for dividends paid), the excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code and its net capital gain (as such terms are defined in the Code) in each case that has accrued or will accrue on or prior to the Closing Date; and (iii) has been, and will be (in the case of the short taxable year ending on the Closing Date), treated as a separate corporation for U.S. federal income tax purposes;

(x)         Except as otherwise disclosed in writing to the Acquiring Fund, the Target Fund is in compliance in all material respects with the Internal Revenue Code (the “Code”) and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties with respect to such reporting and withholding requirements;

(xi)         The Target Fund has not been granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made;

(xii)         The Target Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder;

(xiii)         Except as otherwise disclosed to the Acquiring Fund, the Target Fund has not previously been a party to a transaction that qualified as reorganization under Section 368(a) of the Code; and

(xiv)         The Target Fund has not received written notification from any tax authority that asserts a position contrary to any of the representations in (x) through (xvi) above.

3.2         The Trust, on behalf of the Acquiring Fund, hereby represents and warrants to the Target Fund as follows:

(i)         the Trust is duly organized and existing under its Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust;”

(ii)         the Trust has full power and authority to execute, deliver and carry out the terms of this Agreement on behalf of the Acquiring Fund;

(iii)         the execution and delivery of this Agreement on behalf of the Acquiring Fund and the consummation of the transactions contemplated hereby are duly authorized and no other proceedings on the part of the Trust or the shareholders of the Acquiring Fund are necessary to authorize this Agreement and the transactions contemplated hereby;

(iv)         this Agreement has been duly executed by the Trust on behalf of the Acquiring Fund and constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors’ rights generally, and general equitable principles;

(v)         neither the execution and delivery of this Agreement by the Trust on behalf of the Acquiring Fund, nor the consummation by the Trust on behalf of the Acquiring Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both constitute) a breach of or default under, the Declaration of Trust or the Bylaws of the Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Trust is a party or by which the Trust or any of its assets is subject or bound;

(vi)         the net asset value per share of a Class D and T Acquiring Fund Share as of the close of regular session trading on the New York Stock Exchange on the Closing Date reflects all liabilities of the Acquiring Fund as of that time and date;

(vii)         no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the Trust on behalf of the Acquiring Fund or the consummation of any transactions contemplated hereby by the Trust, other than as shall be obtained at or prior to the Closing;

(viii)         On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof; and

(ix)         For each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund: (i) has elected or will elect to qualify, has qualified or will qualify (in the case of the year that includes the Closing Date) and intends to continue to qualify for taxation as a RIC under the Code; (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code, and will do so for the taxable year that includes the Closing Date; and (iii) has been, and will be (in the case of the taxable year that includes the Closing Date), treated as a separate corporation for U.S. federal income tax purposes.

4. CONDITIONS PRECEDENT

4.1         The obligations of the Trust on behalf of the Target Fund and the Trust on behalf of the Acquiring Fund to effectuate the Reorganization shall be subject to the satisfaction of the following conditions with respect to such Reorganization:

(i)         The Trust shall have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-14 under the Securities Act of 1933, as amended (the “Securities Act”) and such amendment or amendments thereto as are determined by the Board of Trustees of the Trust and/or JCM to be necessary and appropriate to effect the registration of the Class D and T Acquiring Fund Shares (the “Registration Statement”), and the Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (and not withdrawn or terminated);

(ii)         Class D and T Acquiring Fund Shares shall have been duly qualified for offering to the public in all states in which such qualification is required for consummation of the transactions contemplated hereunder;

(iii)         All representations and warranties of the Trust on behalf of the Target Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Trust on behalf of the Acquiring Fund shall have received a certificate of an officer of the Trust acting on behalf of the Target Fund to that effect in form and substance reasonably satisfactory to the Trust on behalf of the Acquiring Fund;

(iv)         All representations and warranties of the Trust on behalf of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if then made, and the Trust on behalf of the Target Fund shall have received a certificate of an officer of the Trust acting on behalf of the Acquiring Fund to that effect in form and substance reasonably satisfactory to the Trust on behalf of the Target Fund;

(v)         The Acquiring Fund and Target Fund shall have received an opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meager and Flom LLP, substantially to the effect that for U.S. federal income tax purposes the Reorganization will constitute a “reorganization” within the meaning of Section 368(a) of the Code; notwithstanding anything herein to the contrary, the Trust may not waive the condition set forth in this paragraph;

(vi)         The Target Fund shall have declared and paid a dividend prior to the Closing Time, which, together with all previous dividends, will have the effect of distributing to its shareholders all of the Target Fund’s investment company taxable income (within the meaning of Section 852(b)(2) of the Code, computed without regard to any deduction for dividends paid), if any, plus any excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all periods up to and including the Closing Date, and all of the Target Fund’s net capital gain (as defined in Section 1222(11) of the Code), if any, for the avoidance of doubt after reduction for any usable capital loss carryforwards, recognized in all periods up to and including the Closing Date; and

(vii)         The shareholders of the Target Fund shall have approved this Agreement at a special meeting of its shareholders.

5. EXPENSES

JCM agrees that it will bear all costs and expenses of the Reorganization and transactions contemplated thereby; provided, however that the Acquiring Fund and the Target Fund will each pay any brokerage commissions, dealer mark-ups and similar expenses that they may incur in connection with the purchase or sale of portfolio securities.

6. ENTIRE AGREEMENT

The Trust agrees on behalf of each of the Target Fund and the Acquiring Fund that this Agreement constitutes the entire agreement between the parties.

7. TERMINATION

This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Trustees of the Trust at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board of Trustees of the Trust, make proceeding with the Agreement inadvisable.

8. AMENDMENTS

This agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties.

9. NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the parties hereto at their principal place of business.

10. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

10.1         The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.2         This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

10.3         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

10.4         This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

10.5         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, consultants, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Declaration of Trust. The execution and delivery by such officers of the Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The Trust is a series company with multiple series and has entered into this Agreement on behalf of each of the Target Fund and the Acquiring Fund.

10.6         The sole remedy of a party hereto for a breach of any representation or warranty made in this Agreement by the other party shall be an election by the non-breaching party not to complete the transactions contemplated herein.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date set forth above.

JANUS INVESTMENT FUND
For and on behalf of the Acquiring Fund

By:
Title:

Attest
By:
Title:

JANUS INVESTMENT FUND
For and on behalf of the Target Fund

By:
Title:

Attest
By:
Title:

JANUS CAPITAL MANAGEMENT, LLC

By:
Title:

Attest
By:
Title:

Before you invest, you may want to review the Fund’s Prospectus, which contains more information about the Fund and its risks. You can find the Fund’s Prospectus and other information about the Fund online at janus.com/info. You can also get this information at no cost by calling a Janus representative at 1-877-335-2687 or by sending an email request to prospectusrequest@janus.com.	[JANUS LOGO]

Summary Prospectus dated January 28, 2016
Janus Forty Fund

Ticker:	JDCAX	Class A Shares	JARTX	Class S Shares	JFRNX	Class N Shares	JACTX	Class T Shares
	JACCX	Class C Shares	JCAPX	Class I Shares	JDCRX	Class R Shares

INVESTMENT OBJECTIVE

Janus Forty Fund seeks long-term growth of capital.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund. Each share class has different expenses, but represents an investment in the same Fund. For Class A Shares, you may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in the Fund or in other Janus mutual funds. More information about these and other discounts, as well as eligibility requirements for each share class, is available from your financial professional and in the “Purchases” section on page 94 of the Fund’s Prospectus and in the “Purchases” section on page 84 of the Fund’s Statement of Additional Information.

SHAREHOLDER FEES (fees paid directly from your investment)	Class A	Class C	Class S	Class I	Class N	Class R	Class T

Maximum Sales Charge (load) Imposed on Purchases (as a percentage of offering price)	5.75%	None	None	None	None	None	None
Maximum Deferred Sales Charge (load) (as a percentage of the lower of original purchase price or redemption proceeds)	None	1.00%	None	None	None	None	None

ANNUAL FUND OPERATING EXPENSES (expenses that you pay each year as a percentage of the value of your investment)	Class A	Class C	Class S	Class I	Class N	Class R	Class T

Management Fees (may adjust up or down)	0.65%	0.65%	0.65%	0.65%	0.65%	0.65%	0.65%
Distribution/Service (12b-1) Fees	0.25%	1.00%	0.25%	None	None	0.50%	None
Other Expenses	0.15%	0.15%	0.29%	0.10%	0.04%	0.28%	0.30%
Total Annual Fund Operating Expenses	1.05%	1.80%	1.19%	0.75%	0.69%	1.43%	0.95%

EXAMPLE:
The Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and reinvest all dividends and distributions. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

If Shares are redeemed:	1 Year	3 Years	5 Years	10 Years
Class A Shares	$676	$890	$1,121	$1,784
Class C Shares	$283	$566	$975	$2,116
Class S Shares	$121	$378	$654	$1,443
Class I Shares	$77	$240	$417	$930
Class N Shares	$70	$221	$384	$859
Class R Shares	$146	$452	$782	$1,713
Class T Shares	$97	$303	$525	$1,166

1 ï Janus Forty Fund

If Shares are not redeemed:	1 Year	3 Years	5 Years	10 Years
Class A Shares	$676	$890	$1,121	$1,784
Class C Shares	$183	$566	$975	$2,116
Class S Shares	$121	$378	$654	$1,443
Class I Shares	$77	$240	$417	$930
Class N Shares	$70	$221	$384	$859
Class R Shares	$146	$452	$782	$1,713
Class T Shares	$97	$303	$525	$1,166

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 49% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund pursues its investment objective by normally investing primarily in a core group of 20-40 common stocks selected for their growth potential. The Fund may invest in companies of any size, from larger, well-established companies to smaller, emerging growth companies. The Fund may also invest in foreign securities, which may include investments in emerging markets. As of September 30, 2015, the Fund held stocks of 38 companies. Of these holdings, 20 comprised approximately 65.23% of the Fund’s holdings.

The portfolio managers apply a “bottom up” approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Fund’s investment policies.

The Fund may lend portfolio securities on a short-term or long-term basis, in an amount equal to up to one-third of its total assets as determined at the time of the loan origination.

PRINCIPAL INVESTMENT RISKS

The biggest risk is that the Fund’s returns will vary, and you could lose money. The Fund is designed for long-term investors seeking an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

Market Risk. The value of the Fund’s portfolio may decrease if the value of an individual company or security, or multiple companies or securities, in the portfolio decreases or if the portfolio managers’ belief about a company’s intrinsic worth is incorrect. Further, regardless of how well individual companies or securities perform, the value of the Fund’s portfolio could also decrease if there are deteriorating economic or market conditions. It is important to understand that the value of your investment may fall, sometimes sharply, in response to changes in the market, and you could lose money. Market risk may affect a single issuer, industry, economic sector, or the market as a whole.

Growth Securities Risk. The Fund invests in companies after assessing their growth potential. Securities of companies perceived to be “growth” companies may be more volatile than other stocks and may involve special risks. If the portfolio managers’ perception of a company’s growth potential is not realized, the securities purchased may not perform as expected, reducing the Fund’s returns. In addition, because different types of stocks tend to shift in and out of favor depending on market and economic conditions, “growth” stocks may perform differently from the market as a whole and other types of securities.

Nondiversification Risk. The Fund is classified as nondiversified under the Investment Company Act of 1940, as amended. This gives the Fund’s portfolio managers more flexibility to hold larger positions in a smaller number of securities. As a result, an increase or decrease in the value of a single security held by the Fund may have a greater impact on the Fund’s net asset value and total return.

2 ï Janus Investment Fund
Foreign Exposure Risk. The Fund may have exposure to foreign markets as a result of its investments in foreign securities, including investments in emerging markets, which can be more volatile than the U.S. markets. As a result, its returns and net asset value may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. In some foreign markets, there may not be protection against failure by other parties to complete transactions. It may not be possible for the Fund to repatriate capital, dividends, interest, and other income from a particular country or governmental entity. In addition, a market swing in one or more countries or regions where the Fund has invested a significant amount of its assets may have a greater effect on the Fund’s performance than it would in a more geographically diversified portfolio. To the extent the Fund invests in foreign debt securities, such investments are sensitive to changes in interest rates. Additionally, investments in securities of foreign governments involve the risk that a foreign government may not be willing or able to pay interest or repay principal when due. The Fund’s investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.

Securities Lending Risk. The Fund may seek to earn additional income through lending its securities to certain qualified broker-dealers and institutions. There is the risk that when portfolio securities are lent, the securities may not be returned on a timely basis, and the Fund may experience delays and costs in recovering the security or gaining access to the collateral provided to the Fund to collateralize the loan. If the Fund is unable to recover a security on loan, the Fund may use the collateral to purchase replacement securities in the market. There is a risk that the value of the collateral could decrease below the cost of the replacement security by the time the replacement investment is made, resulting in a loss to the Fund.

Management Risk. The Fund is an actively managed investment portfolio and is therefore subject to the risk that the investment strategies employed for the Fund may fail to produce the intended results. The Fund may underperform its benchmark index or other mutual funds with similar investment objectives.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION

The following information provides some indication of the risks of investing in the Fund by showing how the Fund’s performance has varied over time. Class S Shares, Class A Shares, Class C Shares, Class I Shares, and Class R Shares of the Fund commenced operations on July 6, 2009, after the reorganization of each corresponding class of shares of Janus Adviser Forty Fund (“JAD predecessor fund”) into each respective share class of the Fund. Class T Shares of the Fund commenced operations on July 6, 2009. Class N Shares of the Fund commenced operations on May 31, 2012.

•	The performance shown for Class S Shares reflects the performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares) from August 1, 2000 to July 6, 2009 (prior to the reorganization), calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, net of any applicable fee and expense limitations or waivers. For the periods prior to August 1, 2000, the performance shown for Class S Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization of those Retirement Shares into the JAD predecessor fund). The performance shown for certain periods prior to August 1, 2000 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.
•	The performance shown for Class A Shares reflects the performance of the JAD predecessor fund’s Class A Shares from September 30, 2004 to July 6, 2009 (prior to the reorganization), calculated using the fees and expenses of Class A Shares of the JAD predecessor fund, net of any applicable fee and expense limitations or waivers. For the periods August 1, 2000 to September 30, 2004, the performance shown for Class A Shares reflects the historical performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares). For the periods prior to August 1, 2000, the performance shown for Class A Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization of those Retirement Shares into the JAD predecessor fund). The performance shown for certain periods prior to September 30, 2004 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.
•	The performance shown for Class C Shares reflects the performance of the JAD predecessor fund’s Class C Shares from September 30, 2002 to July 6, 2009 (prior to the reorganization), calculated using the fees and expenses of Class C Shares of the JAD predecessor fund, net of any applicable fee and expense limitations or waivers. For the periods August 1, 2000 to September 30, 2002, the performance shown for Class C Shares reflects the historical performance of the JAD

3 ï Janus Forty Fund

predecessor fund’s Class S Shares (formerly named Class I Shares). For the periods prior to August 1, 2000, the performance shown for Class C Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization of those Retirement Shares into the JAD predecessor fund). The performance shown for certain periods prior to September 30, 2002 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.

•	The performance shown for Class I Shares reflects the performance of the JAD predecessor fund’s Class I Shares from November 28, 2005 to July 6, 2009 (prior to the reorganization), calculated using the fees and expenses of Class I Shares of the JAD predecessor fund, net of any applicable fee and expense limitations or waivers. For the periods August 1, 2000 to November 28, 2005, the performance shown for Class I Shares reflects the historical performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares). For the periods prior to August 1, 2000, the performance shown for Class I Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization of those Retirement Shares into the JAD predecessor fund). The performance shown for certain periods prior to November 28, 2005 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.
•	The performance shown for Class N Shares reflects the performance of the Fund’s Class S Shares from July 6, 2009 to May 31, 2012, calculated using the fees and expenses of Class S Shares, net of any applicable fee and expense limitations or waivers. For the period from August 1, 2000 to July 6, 2009, the performance shown for Class N Shares reflects the performance of Class S Shares (formerly named Class I Shares) of the JAD predecessor fund (prior to the reorganization of those Class S Shares into the Fund), calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, net of any applicable fee and expense limitations or waivers. For the periods prior to August 1, 2000, the performance shown for Class N Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization of those Retirement Shares into the JAD predecessor fund). The performance for certain periods prior to August 1, 2000 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.
•	The performance shown for Class R Shares reflects the performance of the JAD predecessor fund’s Class R Shares from September 30, 2004 to July 6, 2009 (prior to the reorganization), calculated using the fees and expenses of Class R Shares of the JAD predecessor fund, net of any applicable fee and expense limitations or waivers. For the periods August 1, 2000 to September 30, 2004, the performance shown for Class R Shares reflects the historical performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares). For the periods prior to August 1, 2000, the performance shown for Class R Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization of those Retirement Shares into the JAD predecessor fund). The performance shown for certain periods prior to September 30, 2004 was calculated using the fees and expenses of Class R Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.
•	The performance shown for Class T Shares reflects the performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares) from August 1, 2000 to July 6, 2009 (prior to the reorganization), calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, net of any applicable fee and expense limitations or waivers. For the periods prior to August 1, 2000, the performance shown for Class T Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization of those Retirement Shares into the JAD predecessor fund). The performance shown for certain periods prior to August 1, 2000 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.

If Class A Shares, Class C Shares, Class I Shares, Class R Shares, and Class T Shares of the Fund had been available during each period prior to July 6, 2009, or Class N Shares of the Fund had been available during periods prior to May 31, 2012, the performance shown for each respective share class may have been different. The performance shown for periods following the Fund’s commencement of Class S Shares, Class A Shares, Class C Shares, Class I Shares, Class N Shares, Class R Shares, and Class T Shares reflects the fees and expenses of each respective share class, net of any applicable fee and expense limitations or waivers.

The bar chart depicts the change in performance from year to year during the periods indicated. The bar chart figures do not include any applicable sales charges that an investor may pay when they buy or sell Class A Shares or Class C Shares of the Fund. If sales charges were included, the returns would be lower. The table compares the Fund’s average annual returns for the periods indicated to broad-based securities market indices. The indices are not actively managed and are not available for direct investment. All figures assume reinvestment of dividends and distributions. For certain periods, the Fund’s performance

4 ï Janus Investment Fund
reflects the effect of expense waivers. Without the effect of these expense waivers, the performance shown would have been lower.

The Fund’s past performance (before and after taxes) does not necessarily indicate how it will perform in the future. Updated performance information is available at janus.com/advisor/mutual-funds or by calling 1-877-335-2687.

Annual Total Returns for Class S Shares (calendar year-end)

2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
10.18%	35.57%	−44.02%	43.53%	5.62%	−7.32%	23.65%	31.73%	8.57%	11.75%

Best Quarter: 2nd Quarter 2009 20.90% Worst Quarter: 4th Quarter 2008 −25.11%

Average Annual Total Returns (periods ended 12/31/15)
	1 Year	5 Years	10 Years	Since Inception of Predecessor Fund (5/1/97)
Class S Shares

Return Before Taxes	11.75%	12.86%	8.79%	10.78%

Return After Taxes on Distributions	8.11%	9.21%	6.87%	9.70%

Return After Taxes on Distributions and Sale of Fund Shares(1)	9.67%	9.90%	6.98%	9.28%

Russell 1000® Growth Index	5.67%	13.53%	8.53%	6.61%
(reflects no deduction for expenses, fees, or taxes)

S&P 500® Index	1.38%	12.57%	7.31%	7.13%
(reflects no deduction for expenses, fees, or taxes)

Class A Shares

Return Before Taxes(2)	5.40%	11.63%	8.31%	10.54%

Russell 1000® Growth Index	5.67%	13.53%	8.53%	6.61%
(reflects no deduction for expenses, fees, or taxes)

S&P 500® Index	1.38%	12.57%	7.31%	7.13%
(reflects no deduction for expenses, fees, or taxes)

Class C Shares

Return Before Taxes(3)	10.48%	12.16%	8.16%	10.20%

Russell 1000® Growth Index	5.67%	13.53%	8.53%	6.61%
(reflects no deduction for expenses, fees, or taxes)

S&P 500® Index	1.38%	12.57%	7.31%	7.13%
(reflects no deduction for expenses, fees, or taxes)

Class I Shares

Return Before Taxes	12.20%	13.28%	9.25%	10.78%

Russell 1000® Growth Index	5.67%	13.53%	8.53%	6.61%
(reflects no deduction for expenses, fees, or taxes)

S&P 500® Index	1.38%	12.57%	7.31%	7.13%
(reflects no deduction for expenses, fees, or taxes)

5 ï Janus Forty Fund

Average Annual Total Returns (periods ended 12/31/15)
	1 Year	5 Years	10 Years	Since Inception of Predecessor Fund (5/1/97)

Class N Shares

Return Before Taxes	12.22%	12.86%	8.79%	10.78%

Russell 1000® Growth Index	5.67%	13.53%	8.53%	6.61%
(reflects no deduction for expenses, fees, or taxes)

S&P 500® Index	1.38%	12.57%	7.31%	7.13%
(reflects no deduction for expenses, fees, or taxes)

Class R Shares

Return Before Taxes	11.45%	12.54%	8.49%	10.52%

Russell 1000® Growth Index	5.67%	13.53%	8.53%	6.61%
(reflects no deduction for expenses, fees, or taxes)

S&P 500® Index	1.38%	12.57%	7.31%	7.13%
(reflects no deduction for expenses, fees, or taxes)

Class T Shares

Return Before Taxes	12.00%	13.11%	8.79%	10.78%

Russell 1000® Growth Index	5.67%	13.53%	8.53%	6.61%
(reflects no deduction for expenses, fees, or taxes)

S&P 500® Index	1.38%	12.57%	7.31%	7.13%
(reflects no deduction for expenses, fees, or taxes)

(1)	If the Fund incurs a loss, which generates a tax benefit, the Return After Taxes on Distributions and Sale of Fund Shares may exceed the Fund’s other return figures.
(2)	Calculated assuming maximum permitted sales loads.
(3)	The one year return is calculated to include the contingent deferred sales charge.

The Fund’s primary benchmark index is the Russell 1000® Growth Index. The Fund also compares its performance to the S&P 500® Index. The Russell 1000® Growth Index is used to calculate the Fund’s performance fee adjustment. The indices are described below.

•	The Russell 1000® Growth Index measures the performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values.

•	The S&P 500® Index is a commonly recognized, market-capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance.

After-tax returns are calculated using distributions for the Fund’s Class S Shares for periods following July 6, 2009; for the JAD predecessor fund’s Class S Shares (formerly named Class I Shares) for the periods August 1, 2000 to July 6, 2009; and actual distributions for other classes of shares for periods prior to August 1, 2000. After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on your individual tax situation and may differ from those shown in the preceding table. The after-tax return information shown above does not apply to Fund shares held through a tax-deferred account, such as a 401(k) plan or an IRA.

After-tax returns are only shown for Class S Shares of the Fund. After-tax returns for the other classes of Shares will vary from those shown for Class S Shares due to varying sales charges (as applicable), fees, and expenses among the classes.

6 ï Janus Investment Fund
MANAGEMENT

Investment Adviser: Janus Capital Management LLC

Portfolio Managers: A. Douglas Rao is Executive Vice President and Co-Portfolio Manager of the Fund, which he has managed or co-managed since June 2013. Nick Schommer, CFA, is Co-Portfolio Manager of the Fund, which he has co-managed since January 2016.

PURCHASE AND SALE OF FUND SHARES

Minimum Investment Requirements*

Class A Shares, Class C Shares**, Class S Shares, Class R Shares, and Class T Shares
Non-retirement accounts	$2,500

Certain tax-deferred accounts or UGMA/UTMA accounts	$500

Class I Shares

Institutional investors (investing directly with Janus)	$1,000,000

Through an intermediary institution
• non-retirement accounts	$2,500
• certain tax-deferred accounts or UGMA/UTMA accounts	$500

Class N Shares

No minimum investment requirements imposed by the Fund	None

*	Exceptions to these minimums may apply for certain tax-deferred, tax-qualified and retirement plans, and accounts held through certain wrap programs.
**	The maximum purchase in Class C Shares is $500,000 for any single purchase.

Purchases, exchanges, and redemptions can generally be made only through institutional channels, such as financial intermediaries and retirement platforms. Class I Shares may be purchased directly by certain institutional investors. You should contact your financial intermediary or refer to your plan documents for information on how to invest in the Fund. Requests must be received in good order by the Fund or its agents (financial intermediary or plan sponsor, if applicable) prior to the close of the regular trading session of the New York Stock Exchange in order to receive that day’s net asset value. For additional information, refer to “Purchases,” “Exchanges,” and/or “Redemptions” in the Prospectus.

TAX INFORMATION

The Fund’s distributions are taxable, and will be taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account (in which case you may be taxed upon withdrawal of your investment from such account).

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Class A Shares, Class C Shares, Class S Shares, Class I Shares, Class R Shares, or Class T Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment or to recommend one share class over another. Ask your salesperson or visit your financial intermediary’s website for more information.

7 ï Janus Forty Fund

ANNUAL REPORT September 30, 2016

Janus Forty Fund

Janus Investment Fund

HIGHLIGHTS • Portfolio management perspective • Investment strategy behind your fund • Fund performance, characteristics and holdings

Table of Contents

Janus Forty Fund

Janus Forty Fund (unaudited)

FUND SNAPSHOT

We believe that constructing a concentrated portfolio of quality growth companies will allow us to outperform our benchmark over time. We define quality as companies that enjoy sustainable “moats” around their businesses, potentially allowing companies to grow faster, with higher returns than their competitors. We believe the market often underestimates these companies’ sustainable competitive advantage periods.

Doug Rao co-portfolio manager	Nick Schommer co-portfolio manager

PERFORMANCE OVERVIEW

For the one-year period ended September 30, 2016, Janus Forty Fund’s Class S Shares returned 11.15% versus a return of 13.76% for the Fund’s primary benchmark, the Russell 1000 Growth Index. The Fund’s secondary benchmark, the S&P 500 Index, returned 15.43% for the period.

INVESTMENT ENVIRONMENT

A series of concerns about economic growth and geopolitics were not enough to keep stocks from registering solid gains. Early in the period, stocks continued their recovery from the summer of 2015 correction. Later, investors largely took the Federal Reserve’s (Fed) first interest rate hike in a decade in stride. However, volatility returned in early 2016 as concerns about global growth re-emerged. Once again, the culprit was worse-than-expected data out of China, joined by a soft patch of U.S. data. Investors also were fearful that decade-low crude oil prices may have been indicative of slowing global demand rather than excess North American production. Improving data enabled stocks to recover during the spring, but that ended with the UK’s surprise decision to leave the European Union. During the summer, stocks again proved resilient, driven, in part, by solid employment data and the expectation that the Fed would forgo a September interest rate hike.

PERFORMANCE DISCUSSION

As part of our investment strategy, we seek companies that have built clear, sustainable, competitive moats around their businesses, which should help them grow market share within their respective industries over time. Important competitive advantages could include a strong brand, network effects from a product or service that would be hard for a competitor to replicate, a lower cost structure than competitors in the industry, a distribution advantage or patent protection over valuable intellectual property. We think emphasizing these sustainable competitive advantages can be a meaningful driver of outperformance over longer time horizons because the market often underestimates the duration of growth for these companies and the long-term potential return to shareholders. While we held some stocks that detracted from performance this period, we remain excited about the long-term growth potential of the companies in our portfolio.

Chipotle Mexican Grill was our largest detractor. The company’s shares declined after news about food-borne illnesses tied to some of its stores. It has been hard for Chipotle to re-establish its reputation for food integrity since then, and we sold the stock due to those concerns.

Another detractor from performance was Valeant Pharmaceuticals. We trimmed our holdings prior to the period amid the media attention surrounding the industry’s drug pricing practices. When news about Valeant’s specific pricing practices came to light, we exited our position. We felt the level of uncertainty surrounding the company’s business practices and the lack of visibility created too high a risk for a position in a high-conviction portfolio.

Norwegian Cruise Line was a leading detractor during the period. The stock traded down as geopolitical concerns in Europe weighed on the willingness of North American tourists to book cruises to the region. Over the long term, however, we remain encouraged by Norwegian’s potential. We appreciate the company’s position in the market, and believe industry dynamics are setting up an environment for improving returns on invested capital for cruise lines. Increased cruise demand from China and new routes such as Cuba also offer growth potential.

While some stocks negatively affected performance, we are pleased with the performance of a number of our positions. Amazon was a leading contributor. Increasing profitability in its core retail business and growth in Amazon Web Services have helped drive the stock during

Janus Investment Fund	1

Janus Forty Fund (unaudited)

the period. We believe Amazon is a good example of the types of competitively advantaged companies we tend to seek in our portfolio. Amazon has already rewritten the rules for retail shopping and we believe it will continue to gain consumers’ wallet share as more shopping moves from physical stores to online and mobile purchases. Meanwhile, Amazon Web Services is revolutionizing the way companies utilize IT services, using its scale to offer a disruptive pricing model to businesses seeking IT functions in the cloud.

Alphabet, the parent company of Google, was another top contributor. The company continues to benefit from strong growth in its mobile search business and also its YouTube platform. We believe there are powerful network effects around Alphabet’s advertising business and its Android operating system. As mobile users turn to their devices more frequently, it enables Google to better understand users’ context and intent. This in turn improves the value proposition Google offers both consumers and advertisers. We believe these advantages will make Alphabet a key beneficiary as more advertising transitions from offline channels such as print and television to mobile and online video channels, which are more measurable.

Medical device maker Boston Scientific was another leading contributor to performance. During the second quarter, the company reported stronger-than-expected earnings per share, and the pace of organic sales growth was the highest reported in more than a decade. Results were especially strong in the company’s interventional cardiology unit, as well as in urology and neuromodulation. Margin performance was also impressive. Earlier in the year at the American College of Cardiology conference, strong data for transcatheter aortic valve replacement (TAVR) devices in intermediate risk patients led many to raise their estimates of the long-term market potential. Boston Scientific is the number three player in the TAVR market and stands to benefit from wider acceptance of these devices.

OUTLOOK

In the near term, we expect heightened market volatility heading into the U.S. elections. We also expect continued modest U.S. and global economic growth. Despite that outlook, we continue to like the long-term growth potential of the companies in our portfolio. Many of these companies are tied to secular growth themes: the shift from offline to online spending, the shift of enterprise software from on-premise data centers to the cloud, a proliferation of connected devices in the home and business, and a growing global middle class, to name just a few. Those trends should push forward even if broader economic growth remains challenging. Just as important, we believe the companies we own have built competitive moats around their businesses that uniquely position them to be key beneficiaries of these trends or pivotal players driving them forward. In the coming months, we’ll look past the near-term volatility that is likely, and instead focus on the long-term growth we believe lies ahead as these trends push forward.

Thank you for your investment in Janus Forty Fund.

2	SEPTEMBER 30, 2016

Janus Forty Fund (unaudited)

Fund At A Glance

September 30, 2016

	5 Top Performers - Holdings		5 Bottom Performers - Holdings
		Contribution		Contribution
	Amazon.com Inc	2.35%	Chipotle Mexican Grill Inc	-1.51%
	Alphabet Inc - Class C	1.39%	Norwegian Cruise Line Holdings Ltd	-0.88%
	Boston Scientific Corp	1.12%	Valeant Pharmaceuticals International Inc	-0.82%
	Zoetis Inc	1.03%	Advance Auto Parts Inc	-0.63%
	Adobe Systems Inc	1.01%	Synchrony Financial	-0.30%

	5 Top Performers - Sectors*
			Fund Weighting	Russell 1000 Growth Index
		Fund Contribution	(Average % of Equity)	Weighting
	Information Technology	0.93%	28.93%	28.61%
	Health Care	0.68%	17.20%	16.56%
	Industrials	0.24%	8.67%	10.83%
	Materials	0.21%	3.09%	3.55%
	Financials	0.13%	12.42%	5.34%

	5 Bottom Performers - Sectors*
			Fund Weighting	Russell 1000 Growth Index
		Fund Contribution	(Average % of Equity)	Weighting
	Consumer Discretionary	-2.39%	24.30%	21.12%
	Other**	-0.58%	3.10%	0.00%
	Telecommunication Services	-0.38%	0.00%	1.96%
	Consumer Staples	-0.33%	2.08%	11.16%
	Utilities	0.00%	0.00%	0.05%

Security contribution to performance is measured by using an algorithm that multiplies the daily performance of each security with the previous day’s ending weight in the portfolio and is gross of advisory fees. Fixed income securities and certain equity securities, such as private placements and some share classes of equity securities, are excluded.

*	Based on sector classification according to the Global Industry Classification Standard (“GICS”) codes, which are the exclusive property and a service mark of MSCI Inc. and Standard & Poor’s.
**	Not a GICS classified sector.

Janus Investment Fund	3

Janus Forty Fund (unaudited)

Fund At A Glance

September 30, 2016

5 Largest Equity Holdings - (% of Net Assets)
Amazon.com Inc
Internet & Direct Marketing Retail	5.9%
Alphabet Inc - Class C
Internet Software & Services	5.7%
Zoetis Inc
Pharmaceuticals	5.3%
General Electric Co
Industrial Conglomerates	4.9%
MasterCard Inc
Information Technology Services	4.6%
26.4%

Asset Allocation - (% of Net Assets)
Common Stocks	96.1%
Investment Companies	4.1%
Other	(0.2)%
100.0%

Top Country Allocations - Long Positions - (% of Investment Securities)
As of September 30, 2016	As of September 30, 2015

4	SEPTEMBER 30, 2016

Janus Forty Fund (unaudited)

Performance

See important disclosures on the next page.

					Expense Ratios -
Average Annual Total Return - for the periods ended September 30, 2016					per the January 28, 2016 prospectus
	One Year	Five Year	Ten Year	Since Inception*	Total Annual Fund Operating Expenses
Class A Shares at NAV	11.36%	17.14%	9.36%	10.53%	1.05%
Class A Shares at MOP	4.95%	15.76%	8.72%	10.31%
Class C Shares at NAV	10.72%	16.37%	8.58%	9.96%	1.80%
Class C Shares at CDSC	9.78%	16.37%	8.58%	9.96%
Class I Shares	11.67%	17.50%	9.67%	10.53%	0.75%
Class N Shares	11.73%	17.07%	9.20%	10.53%	0.69%
Class R Shares	10.88%	16.72%	8.90%	10.27%	1.43%
Class S Shares	11.15%	17.07%	9.20%	10.53%	1.19%
Class T Shares	11.43%	17.32%	9.20%	10.53%	0.95%
Russell 1000 Growth Index	13.76%	16.60%	8.85%	6.66%
S&P 500 Index	15.43%	16.37%	7.24%	7.26%
Morningstar Quartile - Class S Shares	2nd	1st	1st	1st
Morningstar Ranking - based on total returns for Large Growth Funds	717/1,677	175/1,503	161/1,307	29/720

Returns quoted are past performance and do not guarantee future results; current performance may be lower or higher. Investment returns and principal value will vary; there may be a gain or loss when shares are sold. For the most recent month-end performance call 877.33JANUS(52687) or visit janus.com/advisor/mutual-funds.

Maximum Offering Price (MOP) returns include the maximum sales charge of 5.75%. Net Asset Value (NAV) returns exclude this charge, which would have reduced returns.

CDSC returns include a 1% contingent deferred sales charge (CDSC) on Shares redeemed within 12 months of purchase. Net Asset Value (NAV) returns exclude this charge, which would have reduced returns.

Janus Investment Fund	5

Janus Forty Fund (unaudited)

Performance

This Fund has a performance-based management fee that may adjust up or down based on the Fund’s performance.

A Fund’s performance may be affected by risks that include those associated with nondiversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to a Fund may also include, but are not limited to, those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity-linked investments and companies with relatively small market capitalizations. Each Fund has different risks. Please see a Janus prospectus for more information about risks, Fund holdings and other details.

Returns include reinvestment of all dividends and distributions and do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemptions of Fund shares. The returns do not include adjustments in accordance with generally accepted accounting principles required at the period end for financial reporting purposes.

See Financial Highlights for actual expense ratios during the reporting period.

Class A Shares, Class C Shares, Class I Shares, Class R Shares, and Class S Shares commenced operations on July 6, 2009 after the reorganization of each class of Janus Adviser Forty Fund (the “JAD predecessor fund”) into corresponding shares of the Fund.

Performance shown for Class S Shares reflects the historical performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares) from August 1, 2000 to July 6, 2009, calculated using the fees and expenses of the JAD predecessor fund’s Class S Shares, net of any applicable fee and expense limitations or waivers. For the periods prior to August 1, 2000, the performance shown for Class S Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization of the Retirement Shares into the JAD predecessor fund). Performance shown for certain periods prior to August 1, 2000 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.

Performance shown for Class C Shares reflects the historical performance of the JAD predecessor fund’s Class C Shares from September 30, 2002 to July 6, 2009, calculated using the fees and expenses of the JAD predecessor fund’s Class C Shares, net of any applicable fee and expense limitations or waivers. For the periods August 1, 2000 to September 30, 2002, the performance shown for Class C Shares reflects the historical performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares). For the periods prior to August 1, 2000, the performance shown for Class C Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization). Performance shown for certain periods prior to September 30, 2002 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitation or waivers.

Performance shown for Class A Shares and Class R Shares reflects the historical performance of each corresponding class of the JAD predecessor fund from September 30, 2004 to July 6, 2009, calculated using the fees and expenses of the corresponding class of the JAD predecessor fund respectively, net of any applicable fee and expense limitations or waivers. Performance shown for each class for the periods August 1, 2000 to September 30, 2004 reflects the historical performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares). Performance shown for each class for the periods prior to August 1, 2000 reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization). Performance shown for Class A Shares for certain periods prior to September 30, 2004 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers. Performance shown for Class R Shares for certain periods prior to September 30, 2004 was calculated using the fees and expenses of Class R Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.

Performance shown for Class I Shares reflects the historical performance of the JAD predecessor fund’s Class I Shares from November 28, 2005 to July 6, 2009, calculated using the fees and expenses of the JAD predecessor fund’s Class I Shares, net of any applicable fee and expense limitations or waivers. For the periods August 1, 2000 to November 28, 2005, the performance shown for Class I Shares reflects the historical performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares). For the periods prior to August 1, 2000, the performance shown for Class I Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization). Performance shown for certain periods prior to November 28, 2005 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.

Class T Shares commenced operations on July 6, 2009. Performance shown for Class T Shares reflects the historical performance of the JAD predecessor fund’s Class S Shares (formerly named Class I Shares) from August 1, 2000 to July 6, 2009, calculated using the fees and expenses of the JAD predecessor fund’s Class S Shares, net of any applicable fee and expense limitations or waivers. For the periods prior to August 1, 2000, the performance shown for Class T Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization). Performance shown for certain periods prior to August 1, 2000 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.

Class N Shares commenced operations on May 31, 2012. Performance shown for Class N Shares reflects the performance of the Fund’s Class S Shares from July 6, 2009 to May 31, 2012, calculated using the fees and expenses of Class S Shares, net of any applicable fee and expense limitations or waivers. For the periods August 1, 2000 to July 6, 2009, the performance shown for Class N Shares reflects the performance of Class S Shares (formerly named Class I Shares) of the JAD predecessor fund (prior to the reorganization), calculated using the fees and expenses of the JAD predecessor fund’s Class S Shares, net of any applicable fee and expense limitations or waivers. For the periods prior to August 1, 2000, the performance shown for Class N Shares reflects the historical performance of the Retirement Shares of Janus Aspen Series – Forty Portfolio (as a result of a separate prior reorganization). Performance shown for certain periods prior to August 1, 2000 was calculated using the fees and expenses of Class S Shares of the JAD predecessor fund, without the effect of any fee and expense limitations or waivers.

If each share class of the Fund had been available during periods prior to its commencement, the performance shown may have been different. The performance shown for periods following the Fund's commencement of each share class reflects the fees and expenses of each respective share class, net of any applicable fee and expense limitations or waivers. Please refer to the Fund's prospectus for further details concerning historical performance.

6	SEPTEMBER 30, 2016

Janus Forty Fund (unaudited)

Performance

Ranking is for the share class shown only; other classes may have different performance characteristics. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

© 2016 Morningstar, Inc. All Rights Reserved.

There is no assurance that the investment process will consistently lead to successful investing.

See Notes to Schedule of Investments and Other Information for index definitions.

A Fund’s portfolio may differ significantly from the securities held in an index. An index is unmanaged and not available for direct investment; therefore, its performance does not reflect the expenses associated with the active management of an actual portfolio.

See “Useful Information About Your Fund Report.”

Effective January 12, 2016, Douglas Rao and Nick Schommer are Co-Portfolio Managers of the Fund.

*The predecessor Fund’s inception date - May 1, 1997

Janus Investment Fund	7

Janus Forty Fund (unaudited)

Expense Examples

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, such as sales charges (loads) on purchase payments (applicable to Class A Shares only); and (2) ongoing costs, including management fees; 12b-1 distribution and shareholder servicing fees; transfer agent fees and expenses payable pursuant to the Transfer Agency Agreement; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. The example is based upon an investment of $1,000 invested at the beginning of the period and held for the six-months indicated, unless noted otherwise in the table and footnotes below.

Actual Expenses

The information in the table under the heading “Actual” provides information about actual account values and actual expenses. You may use the information in these columns, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the appropriate column for your share class under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during the period.

Hypothetical Example for Comparison Purposes

The information in the table under the heading “Hypothetical (5% return before expenses)” provides information about hypothetical account values and hypothetical expenses based upon the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. Additionally, for an analysis of the fees associated with an investment in any share class or other similar funds, please visit www.finra.org/fundanalyzer.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transaction costs. These fees are fully described in the Fund’s prospectus. Therefore, the hypothetical examples are useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

	Actual			Hypothetical (5% return before expenses)
	Beginning Account Value (4/1/16)	Ending Account Value (9/30/16)	Expenses Paid During Period (4/1/16 - 9/30/16)†	Beginning Account Value (4/1/16)	Ending Account Value (9/30/16)	Expenses Paid During Period (4/1/16 - 9/30/16)†	Net Annualized Expense Ratio (4/1/16 - 9/30/16)
Class A Shares	$1,000.00	$1,070.60	$5.75	$1,000.00	$1,019.45	$5.60	1.11%
Class C Shares	$1,000.00	$1,067.50	$8.63	$1,000.00	$1,016.65	$8.42	1.67%
Class I Shares	$1,000.00	$1,072.20	$4.09	$1,000.00	$1,021.05	$3.99	0.79%
Class N Shares	$1,000.00	$1,072.50	$3.73	$1,000.00	$1,021.40	$3.64	0.72%
Class R Shares	$1,000.00	$1,068.30	$7.65	$1,000.00	$1,017.60	$7.47	1.48%
Class S Shares	$1,000.00	$1,069.80	$6.26	$1,000.00	$1,018.95	$6.11	1.21%
Class T Shares	$1,000.00	$1,070.90	$4.97	$1,000.00	$1,020.20	$4.85	0.96%
†

Expenses Paid During Period are equal to the Net Annualized Expense Ratio multiplied by the average account value over the period, multiplied by 183/366 (to reflect the one-half year period). Expenses in the examples include the effect of applicable fee waivers and/or expense reimbursements, if any. Had such waivers and/or reimbursements not been in effect, your expenses would have been higher. Please refer to the Notes to Financial Statements or the Fund’s prospectus for more information regarding waivers and/or reimbursements.

8	SEPTEMBER 30, 2016

Janus Forty Fund

Schedule of Investments

September 30, 2016

Shares		Value
Common Stocks – 96.1%
Automobiles – 0.8%
Tesla Motors Inc*	81,150	$16,557,035
Biotechnology – 5.4%
Celgene Corp*	812,285	84,908,151
Regeneron Pharmaceuticals Inc*	76,844	30,892,825
		115,800,976
Capital Markets – 8.5%
Charles Schwab Corp	1,084,764	34,245,999
E*TRADE Financial Corp*	712,332	20,743,108
Intercontinental Exchange Inc	268,605	72,351,443
S&P Global Inc	437,644	55,388,225
		182,728,775
Construction Materials – 2.6%
Vulcan Materials Co	479,407	54,522,958
Containers & Packaging – 1.5%
Sealed Air Corp	700,664	32,104,424
Equity Real Estate Investment Trusts (REITs) – 2.5%
Crown Castle International Corp	574,696	54,142,110
Food & Staples Retailing – 2.6%
Costco Wholesale Corp	367,946	56,115,444
Health Care Equipment & Supplies – 3.9%
Boston Scientific Corp*	2,842,156	67,643,313
DexCom Inc*	173,270	15,188,848
		82,832,161
Hotels, Restaurants & Leisure – 2.7%
Norwegian Cruise Line Holdings Ltd*	616,186	23,230,212
Starbucks Corp	656,759	35,556,932
		58,787,144
Industrial Conglomerates – 4.9%
General Electric Co	3,524,722	104,402,266
Information Technology Services – 5.3%
MasterCard Inc	965,342	98,242,855
PayPal Holdings Inc*	388,454	15,914,960
		114,157,815
Internet & Direct Marketing Retail – 9.4%
Amazon.com Inc*	149,663	125,314,327
Ctrip.com International Ltd (ADR)*	528,704	24,621,745
Netflix Inc*	179,884	17,727,568
Priceline Group Inc*	23,260	34,226,857
		201,890,497
Internet Software & Services – 11.3%
Alphabet Inc - Class C*	156,645	121,758,592
CoStar Group Inc*	256,922	55,631,321
Facebook Inc*	496,419	63,675,665
		241,065,578
Life Sciences Tools & Services – 2.2%
Quintiles Transnational Holdings Inc*	579,300	46,958,058
Media – 1.7%
Time Warner Inc	468,815	37,322,362
Pharmaceuticals – 7.3%
Bristol-Myers Squibb Co	804,830	43,396,434
Zoetis Inc	2,185,185	113,651,472
		157,047,906
Professional Services – 1.8%
Nielsen Holdings PLC	710,748	38,074,770
Semiconductor & Semiconductor Equipment – 1.8%
NXP Semiconductors NV*	381,689	38,936,095
Software – 11.2%
Activision Blizzard Inc	1,236,532	54,778,368
Adobe Systems Inc*	776,281	84,257,540

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

Janus Investment Fund	9

Janus Forty Fund

Schedule of Investments

September 30, 2016

Shares		Value
Common Stocks – (continued)
Software – (continued)
salesforce.com Inc*	939,706	$67,029,229
Workday Inc*	376,733	34,542,649
		240,607,786
Specialty Retail – 2.3%
Lowe's Cos Inc	670,863	48,443,017
Technology Hardware, Storage & Peripherals – 2.7%
Apple Inc	501,192	56,659,756
Textiles, Apparel & Luxury Goods – 3.7%
NIKE Inc	1,504,530	79,213,505
Total Common Stocks (cost $1,540,257,480)		2,058,370,438
Investment Companies – 4.1%
Money Markets – 4.1%
Janus Cash Liquidity Fund LLC, 0.3767%ºº,£ (cost $87,455,824)	87,455,824	87,455,824
Total Investments (total cost $1,627,713,304) – 100.2%		2,145,826,262
Liabilities, net of Cash, Receivables and Other Assets – (0.2)%		(4,811,013)
Net Assets – 100%		$2,141,015,249

Summary of Investments by Country - (Long Positions) (unaudited)

		% of
		Investment
Country	Value	Securities
United States	$2,082,268,422	97.0%
Netherlands	38,936,095	1.8
China	24,621,745	1.2

Total	$2,145,826,262	100.0%

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

10	SEPTEMBER 30, 2016

Janus Forty Fund

Notes to Schedule of Investments and Other Information

Russell 1000® Growth Index	Measures the performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values.
S&P 500® Index	Measures broad U.S. equity performance.

ADR	American Depositary Receipt
LLC	Limited Liability Company
PLC	Public Limited Company

*	Non-income producing security.

ºº	Rate shown is the 7-day yield as of September 30, 2016.

£

The Fund may invest in certain securities that are considered affiliated companies. As defined by the Investment Company Act of 1940, as amended, an affiliated company is one in which the Fund owns 5% or more of the outstanding voting securities, or a company which is under common ownership or control. The following securities were considered affiliated companies for all or some portion of the year ended September 30, 2016. Unless otherwise indicated, all information in the table is for the year ended September 30, 2016.

	Share			Share
	Balance			Balance	Realized	Dividend	Value
	at 9/30/15	Purchases	Sales	at 9/30/16	Gain/(Loss)	Income	at 9/30/16

Janus Cash Collateral Fund LLC	—	385,758,686	(385,758,686)	—	$—	$369,305(1)	$—
Janus Cash Liquidity Fund LLC	85,185,340	667,123,484	(664,853,000)	87,455,824	—	204,264	87,455,824

Total					$—	$573,569	$87,455,824
(1)	Net of income paid to the securities lending agent and rebates paid to the borrowing counterparties.

The following is a summary of the inputs that were used to value the Fund's investments in securities and other financial instruments as of September 30, 2016. See Notes to Financial Statements for more information.

Valuation Inputs Summary
	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs
Assets
Investments in Securities:
Common Stocks	$ 2,058,370,438	$ -	$ -
Investment Companies	-	87,455,824	-
Total Assets	$ 2,058,370,438	$ 87,455,824	$ -

Janus Investment Fund	11

Janus Forty Fund

Statement of Assets and Liabilities

September 30, 2016

Assets:
Investments, at cost	$1,627,713,304
Unaffiliated investments, at value	2,058,370,438
Affiliated investments, at value	87,455,824
Non-interested Trustees' deferred compensation	37,583
Receivables:
Investments sold	3,223,059
Fund shares sold	1,195,122
Dividends	1,051,411
Foreign tax reclaims	238,386
Dividends from affiliates	22,438
Other assets	8,457
Total Assets	2,151,602,718
Liabilities:
Due to custodian	1,926
Payables:	—
Fund shares repurchased	6,282,822
Investments purchased	2,184,071
Advisory fees	1,196,634
12b-1 Distribution and shareholder servicing fees	447,692
Transfer agent fees and expenses	305,477
Non-interested Trustees' deferred compensation fees	37,583
Professional fees	18,879
Fund administration fees	17,763
Non-interested Trustees' fees and expenses	14,127
Custodian fees	1,133
Accrued expenses and other payables	79,362
Total Liabilities	10,587,469
Net Assets	$2,141,015,249

See Notes to Financial Statements.

12	SEPTEMBER 30, 2016

Janus Forty Fund

Statement of Assets and Liabilities

September 30, 2016

Net Assets Consist of:
Capital (par value and paid-in surplus)	$1,537,416,270
Undistributed net investment income/(loss)	(4,858,700)
Undistributed net realized gain/(loss) from investments and foreign currency transactions	90,345,417
Unrealized net appreciation/(depreciation) of investments, foreign currency translations and non-interested Trustees’ deferred compensation	518,112,262
Total Net Assets	$2,141,015,249
Net Assets - Class A Shares	$233,190,782
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	7,730,097
Net Asset Value Per Share(1)	$30.17
Maximum Offering Price Per Share(2)	$32.01
Net Assets - Class C Shares	$261,901,870
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	9,970,345
Net Asset Value Per Share(1)	$26.27
Net Assets - Class I Shares	$776,138,014
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	25,141,791
Net Asset Value Per Share	$30.87
Net Assets - Class N Shares	$129,093,491
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	4,175,171
Net Asset Value Per Share	$30.92
Net Assets - Class R Shares	$116,521,194
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	4,184,763
Net Asset Value Per Share	$27.84
Net Assets - Class S Shares	$535,215,614
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	18,271,257
Net Asset Value Per Share	$29.29
Net Assets - Class T Shares	$88,954,284
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	3,003,906
Net Asset Value Per Share	$29.61

(1) Redemption price per share may be reduced for any applicable contingent deferred sales charge. (2) Maximum offering price is computed at 100/94.25 of net asset value.

See Notes to Financial Statements.

Janus Investment Fund	13

Janus Forty Fund

Statement of Operations

For the year ended September 30, 2016

Investment Income:
Dividends	$16,504,229
Affiliated securities lending income, net	369,305
Dividends from affiliates	204,264
Other income	32
Foreign tax withheld	(40,699)
Total Investment Income	17,037,131
Expenses:
Advisory fees	14,737,090
12b-1Distribution and shareholder servicing fees:
Class A Shares	594,099
Class C Shares	2,247,590
Class R Shares	597,070
Class S Shares	1,425,944
Transfer agent administrative fees and expenses:
Class R Shares	298,535
Class S Shares	1,426,236
Class T Shares	215,078
Transfer agent networking and omnibus fees:
Class A Shares	292,514
Class C Shares	268,213
Class I Shares	568,888
Other transfer agent fees and expenses:
Class A Shares	23,273
Class C Shares	32,015
Class I Shares	35,343
Class N Shares	2,165
Class R Shares	1,423
Class S Shares	6,588
Class T Shares	921
Fund administration fees	197,678
Registration fees	157,342
Shareholder reports expense	155,298
Professional fees	61,587
Non-interested Trustees’ fees and expenses	58,622
Custodian fees	15,555
Other expenses	234,751
Total Expenses	23,653,818
Less: Excess Expense Reimbursement	(51,823)
Net Expenses	23,601,995
Net Investment Income/(Loss)	(6,564,864)
Net Realized Gain/(Loss) on Investments:
Investments and foreign currency transactions	96,048,324
Total Net Realized Gain/(Loss) on Investments	96,048,324
Change in Unrealized Net Appreciation/Depreciation:
Investments, foreign currency translations and non-interested Trustees’ deferred compensation	141,322,376
Total Change in Unrealized Net Appreciation/Depreciation	141,322,376
Net Increase/(Decrease) in Net Assets Resulting from Operations	$230,805,836

See Notes to Financial Statements.

14	SEPTEMBER 30, 2016

Janus Forty Fund

Statements of Changes in Net Assets

	Year ended September 30, 2016	Year ended September 30, 2015

Operations:
Net investment income/(loss)	$(6,564,864)	$(6,747,803)
Net realized gain/(loss) on investments	96,048,324	403,234,781
Change in unrealized net appreciation/depreciation	141,322,376	(136,853,074)
Net Increase/(Decrease) in Net Assets Resulting from Operations	230,805,836	259,633,904
Dividends and Distributions to Shareholders:
Distributions from Net Realized Gain from Investment Transactions
Class A Shares	(32,994,531)	(76,599,108)
Class C Shares	(41,484,031)	(100,957,668)
Class I Shares	(116,195,420)	(330,717,742)
Class N Shares	(16,070,732)	(23,301,135)
Class R Shares	(18,493,373)	(44,670,002)
Class S Shares	(84,102,413)	(219,832,348)
Class T Shares	(11,299,450)	(9,432,102)
Net Decrease from Dividends and Distributions to Shareholders	(320,639,950)	(805,510,105)
Capital Share Transactions:
Class A Shares	22,082,828	21,826,485
Class C Shares	18,798,754	32,620,800
Class I Shares	(31,082,897)	(43,807,056)
Class N Shares	20,857,376	59,624,146
Class R Shares	3,116,987	13,675,699
Class S Shares	(22,221,356)	42,339,824
Class T Shares	38,606,103	37,566,953
Net Increase/(Decrease) from Capital Share Transactions	50,157,795	163,846,851
Net Increase/(Decrease) in Net Assets	(39,676,319)	(382,029,350)
Net Assets:
Beginning of period	2,180,691,568	2,562,720,918
End of period	$2,141,015,249	$2,180,691,568

Undistributed Net Investment Income/(Loss)	$(4,858,700)	$(43,527)

See Notes to Financial Statements.

Janus Investment Fund	15

Janus Forty Fund

Financial Highlights

Class A Shares
For a share outstanding during each year ended September 30	2016	2015	2014		2013	2012
Net Asset Value, Beginning of Period	$31.28	$41.89	$45.79		$38.43	$29.11
Income/(Loss) from Investment Operations:
Net investment income/(loss)	(0.10)(1)	(0.11)(1)	(0.13)(1)		0.53	0.35
Net realized and unrealized gain/(loss)	3.50	3.70	5.38		6.98	9.12
Total from Investment Operations	3.40	3.59	5.25		7.51	9.47
Less Dividends and Distributions:
Dividends (from net investment income)	—	—	(0.39)		(0.15)	(0.15)
Distributions (from capital gains)	(4.51)	(14.20)	(8.76)		—	—
Total Dividends and Distributions	(4.51)	(14.20)	(9.15)		(0.15)	(0.15)
Net Asset Value, End of Period	$30.17	$31.28	$41.89		$45.79	$38.43
Total Return*	11.36%	10.79%	12.72%		19.61%	32.66%
Net Assets, End of Period (in thousands)	$233,191	$220,007	$251,009		$390,945	$425,598
Average Net Assets for the Period (in thousands)	$234,755	$232,651	$353,889		$409,492	$437,738
Ratios to Average Net Assets**:
Ratio of Gross Expenses	1.10%	1.05%	0.92%		0.86%	1.00%
Ratio of Net Expenses (After Waivers and Expense Offsets)	1.10%	1.05%	0.92%		0.84%	0.88%
Ratio of Net Investment Income/(Loss)	(0.32)%	(0.33)%	(0.30)%		0.71%	0.41%
Portfolio Turnover Rate	40%	49%	51%		43%	9%
				1

Class C Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$27.92	$39.00	$43.19	$36.40	$27.65
Income/(Loss) from Investment Operations:
Net investment income/(loss)	(0.23)(1)	(0.22)(1)	(0.41)(1)	(0.36)	(0.46)
Net realized and unrealized gain/(loss)	3.09	3.34	5.04	7.15	9.21
Total from Investment Operations	2.86	3.12	4.63	6.79	8.75
Less Dividends and Distributions:
Dividends (from net investment income)	—	—	(0.06)	—	—
Distributions (from capital gains)	(4.51)	(14.20)	(8.76)	—	—
Total Dividends and Distributions	(4.51)	(14.20)	(8.82)	—	—
Net Asset Value, End of Period	$26.27	$27.92	$39.00	$43.19	$36.40
Total Return*	10.72%	10.26%	11.89%	18.65%	31.65%
Net Assets, End of Period (in thousands)	$261,902	$258,107	$297,564	$327,004	$341,806
Average Net Assets for the Period (in thousands)	$262,926	$281,771	$320,463	$324,884	$354,737
Ratios to Average Net Assets**:
Ratio of Gross Expenses	1.68%	1.45%	1.67%	1.65%	1.71%
Ratio of Net Expenses (After Waivers and Expense Offsets)	1.68%	1.45%	1.67%	1.63%	1.62%
Ratio of Net Investment Income/(Loss)	(0.91)%	(0.73)%	(1.04)%	(0.07)%	(0.34)%
Portfolio Turnover Rate	40%	49%	51%	43%	9%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Per share amounts are calculated based on average shares outstanding during the year or period.

See Notes to Financial Statements.

16	SEPTEMBER 30, 2016

Janus Forty Fund

Financial Highlights

Class I Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$31.83	$42.28	$46.14	$38.72	$29.35
Income/(Loss) from Investment Operations:
Net investment income/(loss)	—(1)(2)	(0.01)(1)	0.02(1)	0.79	0.36
Net realized and unrealized gain/(loss)	3.55	3.76	5.42	6.88	9.26
Total from Investment Operations	3.55	3.75	5.44	7.67	9.62
Less Dividends and Distributions:
Dividends (from net investment income)	—	—	(0.54)	(0.25)	(0.25)
Distributions (from capital gains)	(4.51)	(14.20)	(8.76)	—	—
Total Dividends and Distributions	(4.51)	(14.20)	(9.30)	(0.25)	(0.25)
Net Asset Value, End of Period	$30.87	$31.83	$42.28	$46.14	$38.72
Total Return*	11.67%	11.17%	13.11%	19.94%	33.00%
Net Assets, End of Period (in thousands)	$776,138	$834,919	$1,095,564	$811,918	$1,033,018
Average Net Assets for the Period (in thousands)	$807,798	$964,589	$773,534	$984,309	$989,708
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.78%	0.75%	0.60%	0.55%	0.60%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.78%	0.75%	0.60%	0.55%	0.60%
Ratio of Net Investment Income/(Loss)	(0.01)%	(0.04)%	0.05%	1.02%	0.70%
Portfolio Turnover Rate	40%	49%	51%	43%	9%

Class N Shares
For a share outstanding during each year or period ended September 30	2016	2015	2014	2013	2012(3)
Net Asset Value, Beginning of Period	$31.86	$42.26	$46.15	$38.73	$35.26
Income/(Loss) from Investment Operations:
Net investment income/(loss)	0.02(1)	0.02(1)	0.06(1)	0.28	0.02
Net realized and unrealized gain/(loss)	3.55	3.78	5.40	7.43	3.45
Total from Investment Operations	3.57	3.80	5.46	7.71	3.47
Less Dividends and Distributions:
Dividends (from net investment income)	—	—	(0.59)	(0.29)	—
Distributions (from capital gains)	(4.51)	(14.20)	(8.76)	—	—
Total Dividends and Distributions	(4.51)	(14.20)	(9.35)	(0.29)	—
Net Asset Value, End of Period	$30.92	$31.86	$42.26	$46.15	$38.73
Total Return*	11.73%	11.34%	13.17%	20.03%	9.84%
Net Assets, End of Period (in thousands)	$129,093	$110,956	$68,810	$23,029	$1,347
Average Net Assets for the Period (in thousands)	$122,505	$87,250	$54,492	$23,323	$176
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.71%	0.69%	0.52%	0.47%	0.52%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.71%	0.69%	0.52%	0.47%	0.52%
Ratio of Net Investment Income/(Loss)	0.06%	0.06%	0.15%	0.89%	1.43%
Portfolio Turnover Rate	40%	49%	51%	43%	9%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Per share amounts are calculated based on average shares outstanding during the year or period.

(2) Less than $0.005 on a per share basis.

(3) Period from May 31, 2012 (inception date) through September 30, 2012.

See Notes to Financial Statements.

Janus Investment Fund	17

Janus Forty Fund

Financial Highlights

Class R Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$29.30	$40.19	$44.25	$37.14	$28.14
Income/(Loss) from Investment Operations:
Net investment income/(loss)	(0.19)(1)	(0.22)(1)	(0.26)(1)	0.05	(0.08)
Net realized and unrealized gain/(loss)	3.24	3.53	5.18	7.06	9.11
Total from Investment Operations	3.05	3.31	4.92	7.11	9.03
Less Dividends and Distributions:
Dividends (from net investment income)	—	—	(0.22)	—	(0.03)
Distributions (from capital gains)	(4.51)	(14.20)	(8.76)	—	—
Total Dividends and Distributions	(4.51)	(14.20)	(8.98)	—	(0.03)
Net Asset Value, End of Period	$27.84	$29.30	$40.19	$44.25	$37.14
Total Return*	10.88%	10.47%	12.35%	19.14%	32.12%
Net Assets, End of Period (in thousands)	$116,521	$119,501	$136,575	$161,383	$181,124
Average Net Assets for the Period (in thousands)	$118,781	$131,651	$150,821	$164,019	$189,329
Ratios to Average Net Assets**:
Ratio of Gross Expenses	1.47%	1.41%	1.27%	1.21%	1.27%
Ratio of Net Expenses (After Waivers and Expense Offsets)	1.47%	1.41%	1.27%	1.21%	1.27%
Ratio of Net Investment Income/(Loss)	(0.69)%	(0.69)%	(0.64)%	0.35%	0.01%
Portfolio Turnover Rate	40%	49%	51%	43%	9%

Class S Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$30.54	$41.21	$45.16	$37.89	$28.68
Income/(Loss) from Investment Operations:
Net investment income/(loss)	(0.12)(1)	(0.13)(1)	(0.15)(1)	0.30	0.09
Net realized and unrealized gain/(loss)	3.38	3.66	5.31	7.07	9.20
Total from Investment Operations	3.26	3.53	5.16	7.37	9.29
Less Dividends and Distributions:
Dividends (from net investment income)	—	—	(0.35)	(0.10)	(0.08)
Distributions (from capital gains)	(4.51)	(14.20)	(8.76)	—	—
Total Dividends and Distributions	(4.51)	(14.20)	(9.11)	(0.10)	(0.08)
Net Asset Value, End of Period	$29.29	$30.54	$41.21	$45.16	$37.89
Total Return*	11.15%	10.86%	12.69%	19.49%	32.47%
Net Assets, End of Period (in thousands)	$535,216	$582,208	$687,469	$1,423,516	$1,692,436
Average Net Assets for the Period (in thousands)	$567,568	$658,459	$1,215,799	$1,581,421	$1,831,407
Ratios to Average Net Assets**:
Ratio of Gross Expenses	1.21%	1.18%	1.02%	0.96%	1.02%
Ratio of Net Expenses (After Waivers and Expense Offsets)	1.21%	1.12%	0.97%	0.91%	1.00%
Ratio of Net Investment Income/(Loss)	(0.43)%	(0.40)%	(0.35)%	0.66%	0.28%
Portfolio Turnover Rate	40%	49%	51%	43%	9%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Per share amounts are calculated based on average shares outstanding during the year or period.

See Notes to Financial Statements.

18	SEPTEMBER 30, 2016

Janus Forty Fund

Financial Highlights

Class T Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$30.76	$41.34	$45.27	$38.02	$28.83
Income/(Loss) from Investment Operations:
Net investment income/(loss)	(0.05)(1)	(0.06)(1)	(0.06)(1)	0.48	0.17
Net realized and unrealized gain/(loss)	3.41	3.68	5.31	6.99	9.23
Total from Investment Operations	3.36	3.62	5.25	7.47	9.40
Less Dividends and Distributions:
Dividends (from net investment income)	—	—	(0.42)	(0.22)	(0.21)
Distributions (from capital gains)	(4.51)	(14.20)	(8.76)	—	—
Total Dividends and Distributions	(4.51)	(14.20)	(9.18)	(0.22)	(0.21)
Net Asset Value, End of Period	$29.61	$30.76	$41.34	$45.27	$38.02
Total Return*	11.43%	11.10%	12.90%	19.74%	32.79%
Net Assets, End of Period (in thousands)	$88,954	$54,994	$25,731	$36,961	$53,755
Average Net Assets for the Period (in thousands)	$85,549	$36,846	$30,580	$52,021	$41,299
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.96%	0.95%	0.77%	0.71%	0.76%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.96%	0.94%	0.76%	0.71%	0.75%
Ratio of Net Investment Income/(Loss)	(0.17)%	(0.17)%	(0.13)%	0.84%	0.54%
Portfolio Turnover Rate	40%	49%	51%	43%	9%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Per share amounts are calculated based on average shares outstanding during the year or period.

See Notes to Financial Statements.

Janus Investment Fund	19

Janus Forty Fund

Notes to Financial Statements

1. Organization and Significant Accounting Policies

Janus Forty Fund (the “Fund”) is a series fund. The Fund is part of Janus Investment Fund (the “Trust”), which is organized as a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and therefore has applied the specialized accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946. The Trust offers forty-five funds which include multiple series of shares, with differing investment objectives and policies. The Fund seeks long-term growth of capital. The Fund is classified as nondiversified, as defined in the 1940 Act.

The Fund offers multiple classes of shares in order to meet the needs of various types of investors. Each class represents an interest in the same portfolio of investments. Certain financial intermediaries may not offer all classes of shares.

Shareholders, including other funds, individuals, accounts, as well as the Fund’s portfolio manager(s) and/or investment personnel, may from time to time own (beneficially or of record) a significant percentage of the Fund’s Shares and can be considered to “control” the Fund when that ownership exceeds 25% of the Fund’s assets (and which may differ from control as determined in accordance with accounting principles generally accepted in the United States of America).

Class A Shares and Class C Shares are generally offered through financial intermediary platforms including, but not limited to, traditional brokerage platforms, mutual fund wrap fee programs, bank trust platforms, and retirement platforms.

Class I Shares are available through certain financial intermediary platforms including, but not limited to, mutual fund wrap fee programs, managed account programs, asset allocation programs, bank trust platforms, as well as certain retirement platforms. Class I Shares are also available to certain direct institutional investors including, but not limited to, corporations, certain retirement plans, public plans, and foundations/endowments.

Class N Shares are generally available only to financial intermediaries purchasing on behalf of 401(k) plans, 457 plans, 403(b) plans, Taft-Hartley multi-employer plans, profit-sharing and money purchase pension plans, defined benefit plans and nonqualified deferred compensation plans. Class N Shares are also available to Janus proprietary products.

Class R Shares are offered through financial intermediary platforms including, but not limited to, retirement platforms.

Class S Shares are offered through financial intermediary platforms including, but not limited to, retirement platforms and asset allocation, mutual fund wrap, or other discretionary or nondiscretionary fee-based investment advisory programs. In addition, Class S Shares may be available through certain financial intermediaries who have an agreement with Janus Capital Management LLC (“Janus Capital”) or its affiliates to offer Class S Shares on their supermarket platforms.

Class T Shares are available through certain financial intermediary platforms including, but not limited to, mutual fund wrap fee programs, managed account programs, asset allocation programs, bank trust platforms, as well as certain retirement platforms. In addition, Class T Shares may be available through certain financial intermediaries who have an agreement with Janus Capital or its affiliates to offer Class T Shares on their supermarket platforms.

The following accounting policies have been followed by the Fund and are in conformity with accounting principles generally accepted in the United States of America.

Investment Valuation

Securities held by the Fund are valued in accordance with policies and procedures established by and under the supervision of the Trustees (the “Valuation Procedures”). Equity securities traded on a domestic securities exchange are generally valued at the closing prices on the primary market or exchange on which they trade. If such price is lacking for the trading period immediately preceding the time of determination, such securities are valued at their current bid price. Equity securities that are traded on a foreign exchange are generally valued at the closing prices on such markets. In the event that there is no current trading volume on a particular security in such foreign exchange, the bid price from the primary exchange is generally used to value the security. Securities that are traded on the over-the-counter (“OTC”) markets are generally valued at their closing or latest bid prices as available. Foreign securities and currencies are converted to U.S. dollars using the applicable exchange rate in effect at the close of the New York Stock Exchange (“NYSE”). The Fund will determine the market value of individual securities held by it by using prices provided by one or

20	SEPTEMBER 30, 2016

Janus Forty Fund

Notes to Financial Statements

more approved professional pricing services or, as needed, by obtaining market quotations from independent broker-dealers. Most debt securities are valued in accordance with the evaluated bid price supplied by the pricing service that is intended to reflect market value. The evaluated bid price supplied by the pricing service is an evaluation that may consider factors such as security prices, yields, maturities and ratings. Certain short-term securities maturing within 60 days or less may be evaluated and valued on an amortized cost basis provided that the amortized cost determined approximates market value. Securities for which market quotations or evaluated prices are not readily available or deemed unreliable are valued at fair value determined in good faith under the Valuation Procedures. Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) a significant event that may affect the securities of a single issuer, such as a merger, bankruptcy, or significant issuer-specific development; (ii) an event that may affect an entire market, such as a natural disaster or significant governmental action; (iii) a nonsignificant event such as a market closing early or not opening, or a security trading halt; and (iv) pricing of a nonvalued security and a restricted or nonpublic security. Special valuation considerations may apply with respect to “odd-lot” fixed-income transactions which, due to their small size, may receive evaluated prices by pricing services which reflect a large block trade and not what actually could be obtained for the odd-lot position. The Fund uses systematic fair valuation models provided by independent third parties to value international equity securities in order to adjust for stale pricing, which may occur between the close of certain foreign exchanges and the close of the NYSE.

Valuation Inputs Summary

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurements. This standard emphasizes that fair value is a market-based measurement that should be determined based on the assumptions that market participants would use in pricing an asset or liability and establishes a hierarchy that prioritizes inputs to valuation techniques used to measure fair value. These inputs are summarized into three broad levels:

Level 1 – Unadjusted quoted prices in active markets the Fund has the ability to access for identical assets or liabilities.

Level 2 – Observable inputs other than unadjusted quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Assets or liabilities categorized as Level 2 in the hierarchy generally include: debt securities fair valued in accordance with the evaluated bid or ask prices supplied by a pricing service; securities traded on OTC markets and listed securities for which no sales are reported that are fair valued at the latest bid price (or yield equivalent thereof) obtained from one or more dealers transacting in a market for such securities or by a pricing service approved by the Fund’s Trustees; certain short-term debt securities with maturities of 60 days or less that are fair valued at amortized cost; and equity securities of foreign issuers whose fair value is determined by using systematic fair valuation models provided by independent third parties in order to adjust for stale pricing which may occur between the close of certain foreign exchanges and the close of the NYSE. Other securities that may be categorized as Level 2 in the hierarchy include, but are not limited to, preferred stocks, bank loans, swaps, investments in unregistered investment companies, options, and forward contracts.

Level 3 – Unobservable inputs for the asset or liability to the extent that relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions that a market participant would use in valuing the asset or liability, and that would be based on the best information available.

There have been no significant changes in valuation techniques used in valuing any such positions held by the Fund since the beginning of the fiscal year.

The inputs or methodology used for fair valuing securities are not necessarily an indication of the risk associated with investing in those securities. The summary of inputs used as of September 30, 2016 to fair value the Fund’s investments in securities and other financial instruments is included in the “Valuation Inputs Summary” in the Notes to Schedule of Investments and Other Information.

There were no transfers between Level 1, Level 2 and Level 3 of the fair value hierarchy during the year. The Fund recognizes transfers between the levels as of the beginning of the fiscal year.

Janus Investment Fund	21

Janus Forty Fund

Notes to Financial Statements

Investment Transactions and Investment Income

Investment transactions are accounted for as of the date purchased or sold (trade date). Dividend income is recorded on the ex-dividend date. Certain dividends from foreign securities will be recorded as soon as the Fund is informed of the dividend, if such information is obtained subsequent to the ex-dividend date. Dividends from foreign securities may be subject to withholding taxes in foreign jurisdictions. Interest income is recorded on the accrual basis and includes amortization of premiums and accretion of discounts. Gains and losses are determined on the identified cost basis, which is the same basis used for federal income tax purposes. Income, as well as gains and losses, both realized and unrealized, are allocated daily to each class of shares based upon the ratio of net assets represented by each class as a percentage of total net assets.

Expenses

The Fund bears expenses incurred specifically on its behalf. Each class of shares bears a portion of general expenses, which are allocated daily to each class of shares based upon the ratio of net assets represented by each class as a percentage of total net assets. Expenses directly attributable to a specific class of shares are charged against the operations of such class.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Indemnifications

In the normal course of business, the Fund may enter into contracts that contain provisions for indemnification of other parties against certain potential liabilities. The Fund’s maximum exposure under these arrangements is unknown, and would involve future claims that may be made against the Fund that have not yet occurred. Currently, the risk of material loss from such claims is considered remote.

Foreign Currency Translations

The Fund does not isolate that portion of the results of operations resulting from the effect of changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held at the date of the financial statements. Net unrealized appreciation or depreciation of investments and foreign currency translations arise from changes in the value of assets and liabilities, including investments in securities held at the date of the financial statements, resulting from changes in the exchange rates and changes in market prices of securities held.

Currency gains and losses are also calculated on payables and receivables that are denominated in foreign currencies. The payables and receivables are generally related to foreign security transactions and income translations.

Foreign currency-denominated assets and forward currency contracts may involve more risks than domestic transactions, including currency risk, counterparty risk, political and economic risk, regulatory risk and equity risk. Risks may arise from unanticipated movements in the value of foreign currencies relative to the U.S. dollar.

Dividends and Distributions

The Fund generally declares and distributes dividends of net investment income and realized capital gains (if any) annually. The Fund may treat a portion of the amount paid to redeem shares as a distribution of investment company taxable income and realized capital gains that are reflected in the net asset value. This practice, commonly referred to as “equalization,” has no effect on the redeeming shareholder or a Fund’s total return, but may reduce the amounts that would otherwise be required to be paid as taxable dividends to the remaining shareholders. It is possible that the Internal Revenue Service (IRS) could challenge the Fund's equalization methodology or calculations, and any such challenge could result in additional tax, interest, or penalties to be paid by the Fund.

The Fund may make certain investments in real estate investment trusts (“REITs”) which pay dividends to their shareholders based upon funds available from operations. It is quite common for these dividends to exceed the REITs’ taxable earnings and profits, resulting in the excess portion of such dividends being designated as a return of capital. If the Fund distributes such amounts, such distributions could constitute a return of capital to shareholders for federal income tax purposes.

22	SEPTEMBER 30, 2016

Janus Forty Fund

Notes to Financial Statements

Federal Income Taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income in accordance with the requirements of Subchapter M of the Internal Revenue Code. Management has analyzed the Fund’s tax positions taken for all open federal income tax years, generally a three-year period, and has concluded that no provision for federal income tax is required in the Fund’s financial statements. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

2. Other Investments and Strategies

Additional Investment Risk

The financial crisis in both the U.S. and global economies over the past several years has resulted, and may continue to result, in a significant decline in the value and liquidity of many securities of issuers worldwide in the equity and fixed-income/credit markets. In response to the crisis, the United States and certain foreign governments, along with the U.S. Federal Reserve and certain foreign central banks, took steps to support the financial markets. The withdrawal of this support, a failure of measures put in place to respond to the crisis, or investor perception that such efforts were not sufficient could each negatively affect financial markets generally, and the value and liquidity of specific securities. In addition, policy and legislative changes in the United States and in other countries continue to impact many aspects of financial regulation. The effect of these changes on the markets, and the practical implications for market participants, including the Fund, may not be fully known for some time. As a result, it may also be unusually difficult to identify both investment risks and opportunities, which could limit or preclude the Fund’s ability to achieve its investment objective. Therefore, it is important to understand that the value of your investment may fall, sometimes sharply, and you could lose money.

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provided for widespread regulation of financial institutions, consumer financial products and services, broker-dealers, OTC derivatives, investment advisers, credit rating agencies, and mortgage lending, which expanded federal oversight in the financial sector, including the investment management industry. Many provisions of the Dodd-Frank Act remain pending and will be implemented through future rulemaking. Therefore, the ultimate impact of the Dodd-Frank Act and the regulations under the Dodd-Frank Act on the Fund and the investment management industry as a whole, is not yet certain.

A number of countries in the European Union (“EU”) have experienced, and may continue to experience, severe economic and financial difficulties. In particular, many EU nations are susceptible to economic risks associated with high levels of debt, notably due to investments in sovereign debt of countries such as Greece, Italy, Spain, Portugal, and Ireland. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts. Many other issuers have faced difficulties obtaining credit or refinancing existing obligations. Financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit. As a result, financial markets in the EU experienced extreme volatility and declines in asset values and liquidity. Responses to these financial problems by European governments, central banks, and others, including austerity measures and reforms, may not work, may result in social unrest, and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets, and asset valuations around the world. Greece, Ireland, and Portugal have already received one or more "bailouts" from other Eurozone member states, and it is unclear how much additional funding they will require or if additional Eurozone member states will require bailouts in the future. The risk of investing in securities in the European markets may also be heightened due to the referendum in which the United Kingdom voted to exit the EU (known as "Brexit"). One or more other countries may also abandon the euro and/or withdraw from the EU, placing its currency and banking system in jeopardy.

Certain areas of the world have historically been prone to and economically sensitive to environmental events such as, but not limited to, hurricanes, earthquakes, typhoons, flooding, tidal waves, tsunamis, erupting volcanoes, wildfires or droughts, tornadoes, mudslides, or other weather-related phenomena. Such disasters, and the resulting physical or economic damage, could have a severe and negative impact on the Fund’s investment portfolio and, in the longer term, could impair the ability of issuers in which the Fund invests to conduct their businesses as they would under normal conditions. Adverse weather conditions may also have a particularly significant negative effect on issuers in the agricultural sector and on insurance companies that insure against the impact of natural disasters.

Janus Investment Fund	23

Janus Forty Fund

Notes to Financial Statements

Counterparties

Fund transactions involving a counterparty are subject to the risk that the counterparty or a third party will not fulfill its obligation to the Fund (“counterparty risk”). Counterparty risk may arise because of the counterparty’s financial condition (i.e., financial difficulties, bankruptcy, or insolvency), market activities and developments, or other reasons, whether foreseen or not. A counterparty’s inability to fulfill its obligation may result in significant financial loss to the Fund. The Fund may be unable to recover its investment from the counterparty or may obtain a limited recovery, and/or recovery may be delayed. The extent of the Fund’s exposure to counterparty risk with respect to financial assets and liabilities approximates its carrying value.

The Fund may be exposed to counterparty risk through participation in various programs, including, but not limited to, lending its securities to third parties, cash sweep arrangements whereby the Fund’s cash balance is invested in one or more types of cash management vehicles, as well as investments in, but not limited to, repurchase agreements, debt securities, and derivatives, including various types of swaps, futures and options. The Fund intends to enter into financial transactions with counterparties that Janus Capital believes to be creditworthy at the time of the transaction. There is always the risk that Janus Capital’s analysis of a counterparty’s creditworthiness is incorrect or may change due to market conditions. To the extent that the Fund focuses its transactions with a limited number of counterparties, it will have greater exposure to the risks associated with one or more counterparties.

Real Estate Investing

The Fund may invest in equity and debt securities of real estate-related companies. Such companies may include those in the real estate industry or real estate-related industries. These securities may include common stocks, corporate bonds, preferred stocks, and other equity securities, including, but not limited to, mortgage-backed securities, real estate-backed securities, securities of REITs and similar REIT-like entities. A REIT is a trust that invests in real estate-related projects, such as properties, mortgage loans, and construction loans. REITs are generally categorized as equity, mortgage, or hybrid REITs. A REIT may be listed on an exchange or traded OTC.

Securities Lending

Under procedures adopted by the Trustees, the Fund may seek to earn additional income by lending securities to qualified parties. Deutsche Bank AG acts as securities lending agent and a limited purpose custodian or subcustodian to receive and disburse cash balances and cash collateral, hold short-term investments, hold collateral, and perform other custodian functions. The Fund may lend portfolio securities in an amount equal to up to 1/3 of its total assets as determined at the time of the loan origination. There is the risk of delay in recovering a loaned security or the risk of loss in collateral rights if the borrower fails financially. In addition, Janus Capital makes efforts to balance the benefits and risks from granting such loans. All loans will be continuously secured by collateral which may consist of cash, U.S. Government securities, domestic and foreign short-term debt instruments, letters of credit, time deposits, repurchase agreements, money market mutual funds or other money market accounts, or such other collateral as permitted by the SEC. If the Fund is unable to recover a security on loan, the Fund may use the collateral to purchase replacement securities in the market. There is a risk that the value of the collateral could decrease below the cost of the replacement security by the time the replacement investment is made, resulting in a loss to the Fund.

Upon receipt of cash collateral, Janus Capital may invest it in affiliated or non-affiliated cash management vehicles, whether registered or unregistered entities, as permitted by the 1940 Act and rules promulgated thereunder. Janus Capital currently intends to invest the cash collateral in a cash management vehicle for which Janus Capital serves as investment adviser, Janus Cash Collateral Fund LLC. An investment in Janus Cash Collateral Fund LLC is generally subject to the same risks that shareholders experience when investing in similarly structured vehicles, such as the potential for significant fluctuations in assets as a result of the purchase and redemption activity of the securities lending program, a decline in the value of the collateral, and possible liquidity issues. Such risks may delay the return of the cash collateral and cause the Fund to violate its agreement to return the cash collateral to a borrower in a timely manner. As adviser to the Fund and Janus Cash Collateral Fund LLC, Janus Capital has an inherent conflict of interest as a result of its fiduciary duties to both the Fund and Janus Cash Collateral Fund LLC. Additionally, Janus Capital receives an investment advisory fee of 0.05% for managing Janus Cash Collateral Fund LLC, but it may not receive a fee for managing certain other affiliated cash management vehicles in which the Fund may invest, and therefore may have an incentive to allocate preferred investment opportunities to investment vehicles for which it is receiving a fee.

The value of the collateral must be at least 102% of the market value of the loaned securities that are denominated in U.S. dollars and 105% of the market value of the loaned securities that are not denominated in U.S. dollars. Loaned securities and related collateral are marked-to-market each business day based upon the market value of the loaned

24	SEPTEMBER 30, 2016

Janus Forty Fund

Notes to Financial Statements

securities at the close of business, employing the most recent available pricing information. Collateral levels are then adjusted based on this mark-to-market evaluation.

The cash collateral invested by Janus Capital is disclosed in the Schedule of Investments (if applicable). Income earned from the investment of the cash collateral, net of rebates paid to, or fees paid by, borrowers and less the fees paid to the lending agent are included as “Affiliated securities lending income, net” on the Statement of Operations. There were no securities on loan as of September 30, 2016.

3. Investment Advisory Agreements and Other Transactions with Affiliates

The Fund pays Janus Capital an investment advisory fee which is calculated daily and paid monthly. The Fund’s "base" fee rate prior to any performance adjustment (expressed as an annual rate) is 0.64%.

The investment advisory fee rate is determined by calculating a base fee and applying a performance adjustment. The base fee rate is the same as the contractual investment advisory fee rate. The performance adjustment either increases or decreases the base fee depending on how well the Fund has performed relative to its benchmark index. The Fund's benchmark index used in the calculation is the Russell 1000® Growth Index.

The calculation of the performance adjustment applies as follows:

Investment Advisory Fee = Base Fee Rate +/- Performance Adjustment

The investment advisory fee rate paid to Janus Capital by the Fund consists of two components: (1) a base fee calculated by applying the contractual fixed rate of the advisory fee to the Fund’s average daily net assets during the previous month (“Base Fee Rate”), plus or minus (2) a performance-fee adjustment (“Performance Adjustment”) calculated by applying a variable rate of up to 0.15% (positive or negative) to the Fund’s average daily net assets during the applicable performance measurement period, which is generally the previous 36 months.

The Fund’s prospectus and statement(s) of additional information contain additional information about performance-based fees. The amount shown as advisory fees on the Statement of Operations reflects the Base Fee Rate plus/minus any Performance Adjustment. For the year ended September 30, 2016, the performance adjusted investment advisory fee rate before any waivers and/or reimbursements of expenses is 0.67%.

Janus Capital has contractually agreed to waive the advisory fee payable by the Fund or reimburse expenses in an amount equal to the amount, if any, that the Fund’s normal operating expenses in any fiscal year, including the investment advisory fee, but excluding the 12b-1 distribution and shareholder servicing fees (applicable to Class A Shares, Class C Shares, Class R Shares, and Class S Shares), transfer agent fees and expenses payable pursuant to the Transfer Agency Agreement, brokerage commissions, interest, dividends, taxes, acquired fund fees and expenses, and extraordinary expenses, exceed the annual rate of 0.77% of the Fund’s average daily net assets. Janus Capital has agreed to continue the waiver until at least February 1, 2017. The previous expense limit (until February 1, 2016) was 0.83%. If applicable, amounts reimbursed to the Fund by Janus Capital are disclosed as “Excess Expense Reimbursement” on the Statement of Operations.

Janus Services LLC (“Janus Services”), a wholly-owned subsidiary of Janus Capital, is the Fund’s transfer agent. In addition, Janus Services provides or arranges for the provision of certain other administrative services including, but not limited to, recordkeeping, accounting, order processing, and other non-distribution related shareholder services for the Fund. Janus Services is not compensated for its services related to the shares, except for out-of-pocket costs. These amounts are disclosed as “Other transfer agent fees and expenses” on the Statement of Operations.

Certain, but not all, intermediaries may charge administrative fees (such as networking and omnibus) to investors in Class A Shares, Class C Shares, and Class I Shares for administrative services provided on behalf of such investors. These administrative fees are paid by the Class A Shares, Class C Shares, and Class I Shares of the Fund to Janus Services, which uses such fees to reimburse intermediaries. Consistent with the Transfer Agency Agreement between Janus Services and the Fund, Janus Services may negotiate the level, structure, and/or terms of the administrative fees with intermediaries requiring such fees on behalf of the Fund. Janus Capital and its affiliates benefit from an increase in assets that may result from such relationships. The Funds’ Trustees have set limits on fees that the Funds may incur with respect to administrative fees paid for omnibus or networked accounts. Such limits are subject to change by the Trustees in the future. These amounts are disclosed as “Transfer agent networking and omnibus fees” on the Statement of Operations.

Janus Investment Fund	25

Janus Forty Fund

Notes to Financial Statements

Janus Services receives an administrative services fee at an annual rate of up to 0.25% of the average daily net assets of the Fund’s Class R Shares, Class S Shares and Class T Shares for providing or procuring administrative services to investors in Class R Shares, Class S Shares and Class T Shares of the Fund. Janus Services expects to use all or a significant portion of this fee to compensate retirement plan service providers, broker-dealers, bank trust departments, financial advisors, and other financial intermediaries for providing these services. Janus Services or its affiliates may also pay fees for services provided by intermediaries to the extent the fees charged by intermediaries exceed the 0.25% of net assets charged to Class R Shares, Class S Shares and Class T Shares of the Fund. Janus Services may keep certain amounts retained for reimbursement of out-of-pocket costs incurred for servicing clients of Class R Shares, Class S Shares and Class T Shares. These amounts are disclosed as “Transfer agent administrative fees and expenses” on the Statement of Operations.

Shareholder services provided by these financial intermediaries may include, but are not limited to, recordkeeping, subaccounting, order processing, providing order confirmations, periodic statements, forwarding prospectuses, shareholder reports, and other materials to existing customers, answering inquiries regarding accounts, and other administrative services. Order processing includes the submission of transactions through the National Securities Clearing Corporation (“NSCC”) or similar systems, or those processed on a manual basis with Janus Capital.

Under a distribution and shareholder servicing plan (the “Plan”) adopted in accordance with Rule 12b-1 under the 1940 Act, the Fund pays the Trust’s distributor, Janus Distributors LLC (“Janus Distributors”), a wholly-owned subsidiary of Janus Capital, a fee for the sale and distribution and/or shareholder servicing of the Shares at an annual rate of up to 0.25% of the Class A Shares’ average daily net assets, of up to 1.00% of the Class C Shares’ average daily net assets, of up to 0.50% of the Class R Shares' average daily net assets, and of up to 0.25% of the Class S Shares’ average daily net assets. Under the terms of the Plan, the Trust is authorized to make payments to Janus Distributors for remittance to retirement plan service providers, broker-dealers, bank trust departments, financial advisors, and other financial intermediaries, as compensation for distribution and/or shareholder services performed by such entities for their customers who are investors in the Fund. These amounts are disclosed as “12b-1 Distribution and shareholder servicing fees” on the Statement of Operations. Payments under the Plan are not tied exclusively to actual 12b-1 distribution and shareholder service expenses, and the payments may exceed 12b-1 distribution and shareholder service expenses actually incurred. If any of the Fund’s actual 12b-1 distribution and shareholder service expenses incurred during a calendar year are less than the payments made during a calendar year, the Fund will be refunded the difference. Refunds, if any, are included in “12b-1 Distribution fees and shareholder servicing fees” in the Statement of Operations.

Janus Capital furnishes certain administration, compliance, and accounting services for the Fund and is reimbursed by the Fund for certain of its costs in providing those services (to the extent Janus Capital seeks reimbursement and such costs are not otherwise waived). In addition, employees of Janus Capital and/or its affiliates may serve as officers of the Trust. The Fund also pays for salaries, fees, and expenses of certain Janus Capital employees and Fund officers, with respect to certain specified administration functions they perform on behalf of the Fund. The Fund pays these costs based on out-of-pocket expenses incurred by Janus Capital, and these costs are separate and apart from advisory fees and other expenses paid in connection with the investment advisory services Janus Capital provides to the Fund. These amounts are disclosed as “Fund administration fees” on the Statement of Operations. Some expenses related to compensation payable to the Fund's Chief Compliance Officer and compliance staff are shared with the Fund. Total compensation of $698,017 was paid to the Chief Compliance Officer and certain compliance staff by the Trust during the year ended September 30, 2016. The Fund's portion is reported as part of “Other expenses” on the Statement of Operations.

The Board of Trustees has adopted a deferred compensation plan (the “Deferred Plan”) for independent Trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. All deferred fees are credited to an account established in the name of the Trustees. The amounts credited to the account then increase or decrease, as the case may be, in accordance with the performance of one or more of the Janus funds that are selected by the Trustees. The account balance continues to fluctuate in accordance with the performance of the selected fund or funds until final payment of all amounts are credited to the account. The fluctuation of the account balance is recorded by the Fund as unrealized appreciation/(depreciation) and is included as of September 30, 2016 on the Statement of Assets and Liabilities in the asset, “Non-interested Trustees’ deferred compensation,” and liability, “Non-interested Trustees’ deferred compensation fees.” Additionally, the recorded unrealized appreciation/(depreciation) is included in “Unrealized net appreciation/(depreciation) of investments, foreign currency

26	SEPTEMBER 30, 2016

Janus Forty Fund

Notes to Financial Statements

translations and non-interested Trustees’ deferred compensation” on the Statement of Assets and Liabilities. Deferred compensation expenses for the year ended September 30, 2016 are included in “Non-interested Trustees’ fees and expenses” on the Statement of Operations. Trustees are allowed to change their designation of mutual funds from time to time. Amounts will be deferred until distributed in accordance with the Deferred Plan. Deferred fees of $111,925 were paid by the Trust to a Trustee under the Deferred Plan during the year ended September 30, 2016.

Pursuant to the provisions of the 1940 Act and related rules, the Fund may participate in an affiliated or nonaffiliated cash sweep program. In the cash sweep program, uninvested cash balances of the Fund may be used to purchase shares of affiliated or nonaffiliated money market funds or cash management pooled investment vehicles. The Fund is eligible to participate in the cash sweep program (the “Investing Funds”). As adviser, Janus Capital has an inherent conflict of interest because of its fiduciary duties to the affiliated money market funds or cash management pooled investment vehicles and the Investing Funds. Janus Cash Liquidity Fund LLC is an affiliated unregistered cash management pooled investment vehicle that invests primarily in highly-rated short-term fixed-income securities. Janus Cash Liquidity Fund LLC currently maintains a NAV of $1.00 per share and distributes income daily in a manner consistent with a registered product compliant with Rule 2a-7 under the 1940 Act. There are no restrictions on the Fund's ability to withdraw investments from Janus Cash Liquidity Fund LLC at will, and there are no unfunded capital commitments due from the Fund to Janus Cash Liquidity Fund LLC. The units of Janus Cash Liquidity Fund LLC are not charged any management fee, sales charge or service fee.

Any purchases and sales, realized gains/losses and recorded dividends from affiliated investments during the year ended September 30, 2016 can be found in a table located in the Notes to Schedule of Investments and Other Information.

Class A Shares include a 5.75% upfront sales charge of the offering price of the Fund. The sales charge is allocated between Janus Distributors and financial intermediaries. During the year ended September 30, 2016, Janus Distributors retained upfront sales charges of $73,752.

A contingent deferred sales charge (“CDSC”) of 1.00% will be deducted with respect to Class A Shares purchased without a sales load and redeemed within 12 months of purchase, unless waived. Any applicable CDSC will be 1.00% of the lesser of the original purchase price or the value of the redemption of the Class A Shares redeemed. During the year ended September 30, 2016, redeeming shareholders of Class A Shares paid CDSCs of $1,453 to Janus Distributors.

A CDSC of 1.00% will be deducted with respect to Class C Shares redeemed within 12 months of purchase, unless waived. Any applicable CDSC will be 1.00% of the lesser of the original purchase price or the value of the redemption of the Class C Shares redeemed. During the year ended September 30, 2016, redeeming shareholders of Class C Shares paid CDSCs of $21,650.

The Fund is permitted to purchase or sell securities (“cross-trade”) between itself and other funds or accounts managed by Janus Capital Management LLC in accordance with Rule 17a-7 under the Investment Company Act of 1940 (“Rule 17a-7”), when the transaction is consistent with the investment objectives and policies of the Fund and in accordance with the Internal Cross Trade Procedures adopted by the Trust’s Board of Trustees. These procedures have been designed to ensure that any cross-trade of securities by the Fund from or to another fund or account that is or could be considered an affiliate of the Fund under certain limited circumstances by virtue of having a common investment adviser, common Officer, or common Trustee complies with Rule 17a-7. Under these procedures, each cross-trade is effected at the current market price to save costs where allowed. During the year ended September 30, 2016, the Fund engaged in cross trades amounting to $6,271,475 in purchases and $5,828,276 in sales, resulting in a net realized loss of $39,074. The net realized loss is included in “Investments and foreign currency transactions” within the “Net Realized and Unrealized Gain/(Loss) on Investments” section of the Fund’s Statement of Operations.

4. Federal Income Tax

The tax components of capital shown in the table below represent: (1) distribution requirements the Fund must satisfy under the income tax regulations; (2) losses or deductions the Fund may be able to offset against income and gains realized in future years; and (3) unrealized appreciation or depreciation of investments for federal income tax purposes.

Other book to tax differences primarily consist of deferred compensation, derivatives, tax equalization, and foreign currency contract adjustments. The Fund has elected to treat gains and losses on forward foreign currency contracts as

Janus Investment Fund	27

Janus Forty Fund

Notes to Financial Statements

capital gains and losses, if applicable. Other foreign currency gains and losses on debt instruments are treated as ordinary income for federal income tax purposes pursuant to Section 988 of the Internal Revenue Code.

The Fund has elected to defer post-October losses and qualified late-year losses as noted in the table below. These losses will be deferred for tax purposes and recognized during the next fiscal year.

			Loss Deferrals		Other Book	Net Tax
Undistributed Ordinary Income	Undistributed Long-Term Gains	Accumulated Capital Losses	Late-Year Ordinary Loss	Post-October Capital Loss	to Tax Differences	Appreciation/ (Depreciation)
$ -	$ 91,439,982	$ -	$ (4,821,117)	$ -	$ (38,279)	$517,018,393

The aggregate cost of investments and the composition of unrealized appreciation and depreciation of investment securities for federal income tax purposes as of September 30, 2016 are noted below.

Unrealized appreciation and unrealized depreciation in the table below exclude appreciation/depreciation on foreign currency translations. The primary differences between book and tax appreciation or depreciation of investments are wash sale loss deferrals and investments in partnerships.

Federal Tax Cost	Unrealized Appreciation	Unrealized (Depreciation)	Net Tax Appreciation/ (Depreciation)
$ 1,628,807,869	$544,784,321	$(27,765,928)	$ 517,018,393

Income and capital gains distributions are determined in accordance with income tax regulations that may differ from accounting principles generally accepted in the United States of America. These differences are due to differing treatments for items such as net short-term gains, deferral of wash sale losses, foreign currency transactions, passive foreign investment companies, net investment losses, and capital loss carryovers. Certain permanent differences such as tax returns of capital and net investment losses noted below have been reclassified to capital.

For the year ended September 30, 2016
Distributions
From Ordinary Income	From Long-Term Capital Gains	Tax Return of Capital	Net Investment Loss
$ 10,444,285	$ 310,195,665	$ -	$ (1,739,516)

For the year ended September 30, 2015
Distributions
From Ordinary Income	From Long-Term Capital Gains	Tax Return of Capital	Net Investment Loss
$ 43,294,604	$ 762,215,501	$ -	$ -

Permanent book to tax basis differences may result in reclassifications between the components of net assets. These differences have no impact on the results of operations or net assets. The following reclassifications have been made to the Fund:

Increase/(Decrease) to Capital	Increase/(Decrease) to Undistributed Net Investment Income/Loss	Increase/(Decrease) to Undistributed Net Realized Gain/Loss
$ 660,382	$ 1,749,691	$ (2,410,073)

Capital has been adjusted by $2,399,899, all of which is long-term capital gain, for distributions in connection with Fund share redemptions (tax equalization).

28	SEPTEMBER 30, 2016

Janus Forty Fund

Notes to Financial Statements

5. Capital Share Transactions

	Year ended September 30, 2016		Year ended September 30, 2015
	Shares	Amount	Shares	Amount

Class A Shares:
Shares sold	2,974,773	$ 88,380,128	2,284,379	$ 74,032,747
Reinvested dividends and distributions	889,729	25,980,099	2,007,568	58,942,182
Shares repurchased	(3,167,657)	(92,277,399)	(3,250,389)	(111,148,444)
Net Increase/(Decrease)	696,845	$ 22,082,828	1,041,558	$ 21,826,485
Class C Shares:
Shares sold	2,280,780	$ 59,255,363	2,199,613	$ 60,507,503
Reinvested dividends and distributions	1,026,661	26,210,652	2,305,852	60,620,850
Shares repurchased	(2,581,753)	(66,667,261)	(2,891,264)	(88,507,553)
Net Increase/(Decrease)	725,688	$ 18,798,754	1,614,201	$ 32,620,800
Class I Shares:
Shares sold	8,446,302	$249,565,557	5,498,532	$178,620,068
Reinvested dividends and distributions	3,332,933	99,354,734	9,587,904	285,623,669
Shares repurchased	(12,871,014)	(380,003,188)	(14,766,423)	(508,050,793)
Net Increase/(Decrease)	(1,091,779)	$ (31,082,897)	320,013	$ (43,807,056)
Class N Shares:
Shares sold	1,053,403	$ 31,452,347	1,577,508	$ 53,401,121
Reinvested dividends and distributions	538,563	16,070,732	782,442	23,301,135
Shares repurchased	(899,650)	(26,665,703)	(505,224)	(17,078,110)
Net Increase/(Decrease)	692,316	$ 20,857,376	1,854,726	$ 59,624,146
Class R Shares:
Shares sold	1,123,336	$ 30,749,680	961,982	$ 29,427,212
Reinvested dividends and distributions	586,354	15,849,153	1,402,844	38,662,376
Shares repurchased	(1,603,811)	(43,481,846)	(1,684,307)	(54,413,889)
Net Increase/(Decrease)	105,879	$ 3,116,987	680,519	$ 13,675,699
Class S Shares:
Shares sold	3,267,119	$ 94,807,256	3,151,562	$103,167,165
Reinvested dividends and distributions	2,941,740	83,515,990	7,616,389	218,133,378
Shares repurchased	(7,003,366)	(200,544,602)	(8,384,947)	(278,960,719)
Net Increase/(Decrease)	(794,507)	$ (22,221,356)	2,383,004	$ 42,339,824
Class T Shares:
Shares sold	2,919,496	$ 85,572,739	1,581,074	$ 51,943,574
Reinvested dividends and distributions	391,912	11,224,346	326,974	9,416,855
Shares repurchased	(2,095,593)	(58,190,982)	(742,327)	(23,793,476)
Net Increase/(Decrease)	1,215,815	$ 38,606,103	1,165,721	$ 37,566,953

6. Purchases and Sales of Investment Securities

For the year ended September 30, 2016, the aggregate cost of purchases and proceeds from sales of investment securities (excluding any short-term securities, short-term options contracts, and in-kind transactions) was as follows:

Purchases of Securities	Proceeds from Sales of Securities	Purchases of Long- Term U.S. Government Obligations	Proceeds from Sales of Long-Term U.S. Government Obligations
$860,461,644	$1,135,422,876	$ -	$ -

7. Subsequent Event

Management has evaluated whether any events or transactions occurred subsequent to September 30, 2016 and through the date of issuance of the Fund’s financial statements and determined that there were no material events or transactions that would require recognition or disclosure in the Fund’s financial statements other than the following:

On October 3, 2016, Janus Capital Group Inc. (“JCGI”), the direct parent of Janus Capital Management LLC, the investment adviser to the Fund (“Janus Capital”), and Henderson Group plc (“Henderson”) announced that they had

Janus Investment Fund	29

Janus Forty Fund

Notes to Financial Statements

entered into an Agreement and Plan of Merger (“Merger Agreement”) relating to the business combination of Henderson and JCGI (the “Merger”). Pursuant to the Merger Agreement, a newly formed, direct wholly-owned subsidiary of Henderson will merge with and into JCGI, with JCGI as the surviving corporation and a direct wholly-owned subsidiary of Henderson. The Merger is expected to close in the second quarter of 2017, subject to requisite shareholder and regulatory approvals.

The consummation of the Merger will be deemed to be an “assignment” (as defined in the Investment Company Act of 1940, as amended) of the advisory agreement between the Fund and Janus Capital. In addition, the consummation of the Merger will be deemed to be an assignment of the subadvisory agreements between Janus Capital and each of Perkins Investment Management LLC (“Perkins”) and Janus Singapore Pte. Limited (“Janus Singapore”). As a result, the consummation of the Merger will cause such advisory and subadvisory agreements to terminate automatically in accordance with their respective terms. It is anticipated that the Board of Trustees of the Fund (the “Trustees”) will consider a new advisory agreement with Janus Capital and new subadvisory agreements with each of Perkins and Janus Singapore, as applicable, after taking into consideration the potential post-merger ownership structure of Janus Capital. If approved by the Trustees, the new agreements will be presented to the Fund’s shareholders for approval, and, if so approved by shareholders, will take effect upon the consummation of the Merger or such later time as shareholder approval is obtained.

30	SEPTEMBER 30, 2016

Janus Forty Fund

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Janus Investment Fund and Shareholders of Janus Forty Fund:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Janus Forty Fund (one of the funds constituting Janus Investment Fund, hereafter referred to as the “Fund”) at September 30, 2016, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 2016 by correspondence with the custodian, transfer agent and brokers, provide a reasonable basis for our opinion.

Denver, Colorado

November 11, 2016

Janus Investment Fund	31

Janus Forty Fund

Additional Information (unaudited)

Proxy Voting Policies and Voting Record

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to its portfolio securities is available without charge: (i) upon request, by calling 1-800-525-0020 (toll free); (ii) on the Fund’s website at janus.com/proxyvoting; and (iii) on the SEC’s website at http://www.sec.gov. Additionally, information regarding the Fund’s proxy voting record for the most recent twelve-month period ended June 30 is also available, free of charge, through janus.com/proxyvoting and from the SEC’s website at http://www.sec.gov.

Quarterly Portfolio Holdings

The Fund files its complete portfolio holdings (schedule of investments) with the SEC for the first and third quarters of each fiscal year on Form N-Q within 60 days of the end of such fiscal quarter. The Fund’s Form N-Q: (i) is available on the SEC’s website at http://www.sec.gov; (ii) may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. (information on the Public Reference Room may be obtained by calling 1-800-SEC-0330); and (iii) is available without charge, upon request, by calling Janus at 1-800-525-0020 (toll free).

APPROVAL OF ADVISORY AGREEMENTS DURING THE PERIOD

The Trustees of Janus Investment Fund and Janus Aspen Series, each of whom serves as an “independent” Trustee (the “Trustees”), oversee the management of each Fund of Janus Investment Fund and each Portfolio of Janus Aspen Series (each, a “Fund” and collectively, the “Funds”), and as required by law, determine annually whether to continue the investment advisory agreement for each Fund and the subadvisory agreements for the 16 Funds that utilize subadvisers.

In connection with their most recent consideration of those agreements for each Fund, the Trustees received and reviewed information provided by Janus Capital and the respective subadvisers in response to requests of the Trustees and their independent legal counsel. They also received and reviewed information and analysis provided by, and in response to requests of, their independent fee consultant. Throughout their consideration of the agreements, the Trustees were advised by their independent legal counsel. The Trustees met with management to consider the agreements, and also met separately in executive session with their independent legal counsel and their independent fee consultant.

At a meeting held on December 9, 2015, based on the Trustees’ evaluation of the information provided by Janus Capital, the subadvisers, and the independent fee consultant, as well as other information, the Trustees determined that the overall arrangements between each Fund and Janus Capital and each subadviser, as applicable, were fair and reasonable in light of the nature, extent and quality of the services provided by Janus Capital, its affiliates and the subadvisers, the fees charged for those services, and other matters that the Trustees considered relevant in the exercise of their business judgment. At that meeting, the Trustees unanimously approved the continuation of the investment advisory agreement for each Fund, and the subadvisory agreement for each subadvised Fund, for the period from either January 1 or February 1, 2016 through January 1 or February 1, 2017, respectively, subject to earlier termination as provided for in each agreement.

In considering the continuation of those agreements, the Trustees reviewed and analyzed various factors that they determined were relevant, including the factors described below, none of which by itself was considered dispositive. However, the material factors and conclusions that formed the basis for the Trustees’ determination to approve the continuation of the agreements are discussed separately below. Also included is a summary of the independent fee consultant’s conclusions and opinions that arose during, and were included as part of, the Trustees’ consideration of the agreements. “Management fees,” as used herein, reflect actual annual advisory fees and any administration fees (excluding out of pocket costs), net of any waivers.

Nature, Extent and Quality of Services

The Trustees reviewed the nature, extent and quality of the services provided by Janus Capital and the subadvisers to the Funds, taking into account the investment objective, strategies and policies of each Fund, and the knowledge the Trustees gained from their regular meetings with management on at least a quarterly basis and their ongoing review of information related to the Funds. In addition, the Trustees reviewed the resources and key personnel of Janus Capital and each subadviser, particularly noting those employees who provide investment and risk management services to the Funds. The Trustees also considered other services provided to the Funds by Janus Capital or the subadvisers, such as managing the execution of portfolio transactions and the selection of broker-dealers for those transactions. The Trustees considered Janus Capital’s role as administrator to the Funds, noting that Janus Capital does not receive a fee

32	SEPTEMBER 30, 2016

Janus Forty Fund

Additional Information (unaudited)

for its services but is reimbursed for its out-of-pocket costs. The Trustees considered the role of Janus Capital in monitoring adherence to the Funds’ investment restrictions, providing support services for the Trustees and Trustee committees, and overseeing communications with shareholders and the activities of other service providers, including monitoring compliance with various policies and procedures of the Funds and with applicable securities laws and regulations.

In this regard, the independent fee consultant noted that Janus Capital provides a number of different services for the Funds and Fund shareholders, ranging from investment management services to various other servicing functions, and that, in its opinion, Janus Capital is a capable provider of those services. The independent fee consultant also provided its belief that Janus Capital has developed a number of institutional competitive advantages that should enable it to provide superior investment and service performance over the long term.

The Trustees concluded that the nature, extent and quality of the services provided by Janus Capital or the subadviser to each Fund were appropriate and consistent with the terms of the respective advisory and subadvisory agreements, and that, taking into account steps taken to address those Funds whose performance lagged that of their peers for certain periods, the Funds were likely to benefit from the continued provision of those services. They also concluded that Janus Capital and each subadviser had sufficient personnel, with the appropriate education and experience, to serve the Funds effectively and had demonstrated its ability to attract well-qualified personnel.

Performance of the Funds

The Trustees considered the performance results of each Fund over various time periods. They noted that they considered Fund performance data throughout the year, including periodic meetings with each Fund’s portfolio manager(s), and also reviewed information comparing each Fund’s performance with the performance of comparable funds and peer groups identified by Broadridge Financial Solutions, Inc. (“Broadridge”), an independent data provider, and with the Fund’s benchmark index. In this regard, the independent fee consultant found that the overall Funds’ performance has been strong: for the 36 months ended September 30, 2015, approximately 70% of the Funds were in the top two Broadridge quartiles of performance, and for the 12 months ended September 30, 2015, approximately 61% of the Funds were in the top two Broadridge quartiles of performance.

The Trustees considered the performance of each Fund, noting that performance may vary by share class, and noted the following:

Fixed-Income Funds and Money Market Funds

• For Janus Flexible Bond Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Global Bond Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Unconstrained Bond Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, the steps Janus Capital had taken or was taking to improve performance, and its limited performance history.

• For Janus High-Yield Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Multi-Sector Income Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Real Return Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

Janus Investment Fund	33

Janus Forty Fund

Additional Information (unaudited)

• For Janus Short-Term Bond Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Government Money Market Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance.

• For Janus Money Market Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance.

Asset Allocation Funds

• For Janus Global Allocation Fund – Conservative, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Allocation Fund – Growth, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Global Allocation Fund – Moderate, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

Alternative Fund

• For Janus Diversified Alternatives Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 12 months ended May 31, 2015.

Value Funds

• For Perkins International Value Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Perkins Global Value Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

• For Perkins Large Cap Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

• For Perkins Mid Cap Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

• For Perkins Select Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, the steps Janus Capital and Perkins had taken or were taking to improve performance, and that the performance trend was improving.

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Additional Information (unaudited)

• For Perkins Small Cap Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, the steps Janus Capital and Perkins had taken or were taking to improve performance, and that the performance trend was improving.

• For Perkins Value Plus Income Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

Mathematical Funds

• For INTECH Emerging Markets Managed Volatility Fund, the Trustees noted that, due to limited performance for the Fund, performance history was not a material factor.

• For INTECH Global Income Managed Volatility Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For INTECH International Managed Volatility Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital and INTECH had taken or were taking to improve performance.

• For INTECH U.S. Core Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For INTECH U.S. Managed Volatility Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

Growth and Core Funds

• For Janus Balanced Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Contrarian Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Enterprise Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Forty Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Growth and Income Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and in the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Research Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

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• For Janus Triton Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Twenty Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Venture Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

Global and International Funds

• For Janus Asia Equity Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, the steps Janus Capital had taken or was taking to improve performance, and that the performance trend was improving.

• For Janus Emerging Markets Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Life Sciences Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Real Estate Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Research Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Select Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Technology Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus International Equity Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Overseas Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital had taken or was taking to improve performance.

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Additional Information (unaudited)

Janus Aspen Series

• For Janus Aspen Balanced Portfolio, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Enterprise Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Flexible Bond Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Forty Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Allocation Portfolio – Moderate, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Research Portfolio, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Technology Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Unconstrained Bond Portfolio, the Trustees noted that, due to limited performance for the Fund, performance history was not a material factor.

• For Janus Aspen INTECH U.S. Low Volatility Portfolio, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Janus Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Overseas Portfolio, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Aspen Perkins Mid Cap Value Portfolio, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

In consideration of each Fund’s performance, the Trustees concluded that, taking into account the factors relevant to performance, as well as other considerations, including steps taken to improve performance, the Fund’s performance warranted continuation of the Fund’s investment advisory and subadvisory agreement(s).

Costs of Services Provided

The Trustees examined information regarding the fees and expenses of each Fund in comparison to similar information for other comparable funds as provided by Broadridge, an independent data provider. They also reviewed an analysis of that information provided by their independent fee consultant and noted that the rate of management (investment advisory and any administration, but excluding out-of-pocket costs) fees for many of the Funds, after applicable waivers,

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Additional Information (unaudited)

was below the mean management fee rate of the respective peer group of funds selected by an independent data provider. The Trustees also examined information regarding the subadvisory fees charged for subadvisory services, as applicable, noting that all such fees were paid by Janus Capital out of its management fees collected from such Fund.

The independent fee consultant provided its belief that the management fees charged by Janus Capital to each of the Funds under the current investment advisory and administration agreements are reasonable in relation to the services provided by Janus Capital. The independent fee consultant found: (1) the total expenses and management fees of the Funds to be reasonable relative to other mutual funds; (2) total expenses, on average, were 14% below the mean total expenses of their respective Broadridge Expense Group peers and 24% below the mean total expenses for their Broadridge Expense Universes; (3) management fees for the Funds, on average, were 15% below the mean management fees for their Expense Groups and 19% below the mean for their Expense Universes; and (4) Fund expenses at the functional level for each asset and share class category were reasonable. The Trustees also considered the total expenses for each share class of each Fund compared to the mean total expenses for its Broadridge Expense Group peers and to mean total expenses for its Broadridge Expense Universe.

The independent fee consultant concluded that, based on its strategic review of expenses at the complex, category and individual fund level, Fund expenses were found to be reasonable relative to both Expense Group and Expense Universe benchmarks. Further, for certain Funds, the independent fee consultant also performed a systematic “focus list” analysis of expenses in the context of the performance or service delivered to each set of investors in each share class in each selected Fund. Based on this analysis, the independent fee consultant found that the combination of service quality/performance and expenses on these individual Funds and share classes were reasonable in light of performance trends, performance histories, and existence of performance fees, breakpoints, and expense waivers on such Funds.

The Trustees considered the methodology used by Janus Capital and each subadviser in determining compensation payable to portfolio managers, the competitive environment for investment management talent, and the competitive market for mutual funds in different distribution channels.

The Trustees also reviewed management fees charged by Janus Capital and each subadviser to comparable separate account clients and to comparable non-affiliated funds subadvised by Janus Capital or by a subadviser (for which Janus Capital or the subadviser provides only or primarily portfolio management services). Although in most instances subadvisory and separate account fee rates for various investment strategies were lower than management fee rates for Funds having a similar strategy, the Trustees considered that Janus Capital noted that, under the terms of the management agreements with the Funds, Janus Capital performs significant additional services for the Funds that it does not provide to those other clients, including administration services, oversight of the Funds’ other service providers, trustee support, regulatory compliance and numerous other services, and that, in serving the Funds, Janus Capital assumes many legal risks and other costs that it does not assume in servicing its other clients. Moreover, they noted that the independent fee consultant found that: (1) the management fees Janus Capital charges to the Funds are reasonable in relation to the management fees Janus Capital charges to its institutional and subadvised accounts; (2) these institutional and subadvised accounts have different service and infrastructure needs; (3) the average spread between management fees charged to the Funds and those charged to Janus Capital’s institutional accounts is reasonable relative to the average spreads seen in the industry; and (4) by one estimation methodology, the fee margins implied by Janus Capital’s subadvised fees when compared to its mutual fund fees are reasonable relative to the estimated fee margins in the industry and relative to estimated fee margins of fund managers using Janus Capital as a subadviser.

The Trustees considered the fees for each Fund for its fiscal year ended in 2014, and noted the following with regard to each Fund’s total expenses, net of applicable fee waivers (the Fund’s “total expenses”):

Fixed-Income Funds and Money Market Funds

• For Janus Flexible Bond Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

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Additional Information (unaudited)

• For Janus Global Bond Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Global Unconstrained Bond Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus High-Yield Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Multi-Sector Income Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus has contractually agreed to limit the Fund’s expenses.

• For Janus Real Return Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for all share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Short-Term Bond Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for all share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Government Money Market Fund, the Trustees noted that the Fund’s total expenses exceeded the peer group mean for both share classes. The Trustees considered that management fees for this Fund are higher than the peer group mean due to the Fund’s management fee including other costs, such as custody and transfer agent services, while many funds in the peer group pay these expenses separately from their management fee. In addition, the Trustees considered that Janus Capital voluntarily waives one-half of its advisory fee and other expenses in order to maintain a positive yield.

• For Janus Money Market Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes. In addition, the Trustees considered that Janus Capital voluntarily waives one-half of its advisory fee and other expenses in order to maintain a positive yield.

Asset Allocation Funds

• For Janus Global Allocation Fund – Conservative, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Allocation Fund – Growth, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Allocation Fund – Moderate, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

Alternative Fund

• For Janus Diversified Alternatives Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

Value Funds

• For Perkins International Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Perkins Global Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable.

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Additional Information (unaudited)

• For Perkins Large Cap Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Perkins Mid Cap Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Perkins Select Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Perkins Small Cap Value Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Perkins Value Plus Income Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

Mathematical Funds

• For INTECH Emerging Markets Managed Volatility Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For INTECH Global Income Managed Volatility Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For INTECH International Managed Volatility Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For INTECH U.S. Core Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For INTECH U.S. Managed Volatility Fund, the Trustees noted that the Fund’s total expenses exceeded the peer group mean for one share class. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

Growth and Core Funds

• For Janus Balanced Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Contrarian Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Enterprise Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Forty Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

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Additional Information (unaudited)

• For Janus Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Growth and Income Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Research Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Triton Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Twenty Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Venture Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

Global and International Funds

• For Janus Asia Equity Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Emerging Markets Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Global Life Sciences Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Real Estate Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Global Research Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Select Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Technology Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus International Equity Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Overseas Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

Janus Aspen Series

• For Janus Aspen Balanced Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

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Additional Information (unaudited)

• For Janus Aspen Enterprise Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Flexible Bond Portfolio, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

• For Janus Aspen Forty Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Global Allocation Portfolio - Moderate, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for both share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Aspen Global Research Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Global Technology Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Global Unconstrained Bond Portfolio, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for both share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

• For Janus Aspen INTECH U.S. Low Volatility Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for its sole share class.

• For Janus Aspen Janus Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Overseas Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Perkins Mid Cap Value Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

The Trustees reviewed information on the profitability to Janus Capital and its affiliates of their relationships with each Fund, as well as an explanation of the methodology utilized by Janus Capital when allocating various expenses of Janus Capital and its affiliates with respect to contractual relationships with the Funds and other clients. The Trustees also reviewed the financial statements and corporate structure of Janus Capital’s parent company. In their review, the Trustees considered whether Janus Capital and each subadviser receive adequate incentives and resources to manage the Funds effectively. The Trustees recognized that profitability comparisons among fund managers are difficult because very little comparative information is publicly available, and the profitability of any fund manager is affected by numerous factors, including the organizational structure of the particular fund manager, the types of funds and other accounts it manages, possible other lines of business, the methodology for allocating expenses, and the fund manager’s capital structure and cost of capital. However, taking into account those factors and the analysis provided by the Trustees’ independent fee consultant, and based on the information available, the Trustees concluded that Janus Capital’s profitability with respect to each Fund in relation to the services rendered was reasonable.

The independent fee consultant found that, while assessing the reasonableness of expenses in light of Janus Capital’s profits is dependent on comparisons with other publicly-traded mutual fund advisers, and that these comparisons are limited in accuracy by differences in complex size, business mix, institutional account orientation, and other factors, after accepting these limitations, the level of profit earned by Janus Capital from managing the Funds is reasonable.

The Trustees concluded that the management fees payable by each Fund to Janus Capital and its affiliates, as well as the fees paid by Janus Capital to the subadvisers of subadvised Funds, were reasonable in relation to the nature, extent, and quality of the services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies, the fees Janus Capital and the subadvisers charge to other clients, and, as applicable, the impact of fund performance on management fees payable by the Funds. The Trustees also concluded that each Fund’s total expenses were reasonable, taking into account the size of the Fund, the quality of services

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Additional Information (unaudited)

provided by Janus Capital and any subadviser, the investment performance of the Fund, and any expense limitations agreed to or provided by Janus Capital.

Economies of Scale

The Trustees considered information about the potential for Janus Capital to realize economies of scale as the assets of the Funds increase. They noted that their independent fee consultant provided an analysis of economies of scale, which included discussion of analysis from prior years. They also noted that, although many Funds pay advisory fees at a base fixed rate as a percentage of net assets, without any breakpoints, their independent fee consultant concluded that 85% of these Funds have contractual management fees (gross of waivers) below their Broadridge expense group averages and, overall, 80% of the Funds are below their respective expense group averages for contractual management fees. They also noted that for those Funds whose expenses are being reduced by the contractual expense limitations of Janus Capital, Janus Capital is subsidizing the Funds because they have not reached adequate scale. Moreover, as the assets of some of the Funds have declined in the past few years, certain Funds have benefited from having advisory fee rates that have remained constant rather than increasing as assets declined. In addition, performance fee structures have been implemented for various Funds that have caused the effective rate of advisory fees payable by such a Fund to vary depending on the investment performance of the Fund relative to its benchmark index over the measurement period; and a few Funds have fee schedules with breakpoints and reduced fee rates above certain asset levels. The Trustees also noted that the Funds share directly in economies of scale through the lower charges of third-party service providers that are based in part on the combined scale of all of the Funds. Based on all of the information they reviewed, including research and analysis conducted by the Trustees’ independent fee consultant, the Trustees concluded that the current fee structure of each Fund was reasonable and that the current rates of fees do reflect a sharing between Janus Capital and the Fund of any economies of scale that may be present at the current asset level of the Fund.

The independent fee consultant concluded that, given the limitations of various analytical approaches to economies of scale considered in prior years, and their conflicting results, its analyses could not confirm or deny the existence of economies of scale in the Janus complex. Further, the independent fee consultant provided its belief that Fund investors are well-served by the fee levels and performance fee structures in place on the Funds in light of any economies of scale that may be present at Janus Capital.

Other Benefits to Janus Capital

The Trustees also considered benefits that accrue to Janus Capital and its affiliates and subadvisers to the Funds from their relationships with the Funds. They recognized that two affiliates of Janus Capital separately serve the Funds as transfer agent and distributor, respectively, and the transfer agent receives compensation directly from the non-money market funds for services provided. The Trustees also considered Janus Capital’s past and proposed use of commissions paid by the Funds on portfolio brokerage transactions to obtain proprietary and third-party research products and services benefiting the Fund and/or other clients of Janus Capital and/or Janus Capital, and/or a subadviser to a Fund. The Trustees concluded that Janus Capital’s and the subadvisers’ use of these types of client commission arrangements to obtain proprietary and third-party research products and services was consistent with regulatory requirements and guidelines and was likely to benefit each Fund. The Trustees also concluded that, other than the services provided by Janus Capital and its affiliates and subadvisers pursuant to the agreements and the fees to be paid by each Fund therefor, the Funds and Janus Capital and the subadvisers may potentially benefit from their relationship with each other in other ways. They concluded that Janus Capital and/or the subadvisers benefits from the receipt of research products and services acquired through commissions paid on portfolio transactions of the Funds and that the Funds benefit from Janus Capital’s and/or the subadvisers’ receipt of those products and services as well as research products and services acquired through commissions paid by other clients of Janus Capital and/or other clients of the subadvisers. They further concluded that the success of any Fund could attract other business to Janus Capital, the subadvisers or other Janus funds, and that the success of Janus Capital and the subadvisers could enhance Janus Capital’s and the subadvisers’ ability to serve the Funds.

Janus Investment Fund	43

Janus Forty Fund

Useful Information About Your Fund Report (unaudited)

Management Commentary

The Management Commentary in this report includes valuable insight as well as statistical information to help you understand how your Fund’s performance and characteristics stack up against those of comparable indices.

If the Fund invests in foreign securities, this report may include information about country exposure. Country exposure is based primarily on the country of risk. A company may be allocated to a country based on other factors such as location of the company’s principal office, the location of the principal trading market for the company’s securities, or the country where a majority of the company’s revenues are derived.

Please keep in mind that the opinions expressed in the Management Commentary are just that: opinions. They are a reflection based on best judgment at the time this report was compiled, which was September 30, 2016. As the investing environment changes, so could opinions. These views are unique and are not necessarily shared by fellow employees or by Janus in general.

Performance Overviews

Performance overview graphs compare the performance of a hypothetical $10,000 investment in the Fund with one or more widely used market indices. When comparing the performance of the Fund with an index, keep in mind that market indices are not available for investment and do not reflect deduction of expenses.

Average annual total returns are quoted for a Fund with more than one year of performance history. Average annual total return is calculated by taking the growth or decline in value of an investment over a period of time, including reinvestment of dividends and distributions, then calculating the annual compounded percentage rate that would have produced the same result had the rate of growth been constant throughout the period. Average annual total return does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemptions of Fund shares.

Cumulative total returns are quoted for a Fund with less than one year of performance history. Cumulative total return is the growth or decline in value of an investment over time, independent of the period of time involved. Cumulative total return does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemptions of Fund shares.

Pursuant to federal securities rules, expense ratios shown in the performance chart reflect subsidized (if applicable) and unsubsidized ratios. The total annual fund operating expenses ratio is gross of any fee waivers, reflecting the Fund’s unsubsidized expense ratio. The net annual fund operating expenses ratio (if applicable) includes contractual waivers of Janus Capital and reflects the Fund’s subsidized expense ratio. Ratios may be higher or lower than those shown in the “Financial Highlights” in this report.

Schedule of Investments

Following the performance overview section is the Fund’s Schedule of Investments. This schedule reports the types of securities held in the Fund on the last day of the reporting period. Securities are usually listed by type (common stock, corporate bonds, U.S. Government obligations, etc.) and by industry classification (banking, communications, insurance, etc.). Holdings are subject to change without notice.

The value of each security is quoted as of the last day of the reporting period. The value of securities denominated in foreign currencies is converted into U.S. dollars.

If the Fund invests in foreign securities, it will also provide a summary of investments by country. This summary reports the Fund exposure to different countries by providing the percentage of securities invested in each country. The country of each security represents the country of risk. The Fund’s Schedule of Investments relies upon the industry group and country classifications published by Barclays and/or MSCI Inc.

Tables listing details of individual forward currency contracts, futures, written options, swaptions, and swaps follow the Fund’s Schedule of Investments (if applicable).

Statement of Assets and Liabilities

This statement is often referred to as the “balance sheet.” It lists the assets and liabilities of the Fund on the last day of the reporting period.

44	SEPTEMBER 30, 2016

Janus Forty Fund

Useful Information About Your Fund Report (unaudited)

The Fund’s assets are calculated by adding the value of the securities owned, the receivable for securities sold but not yet settled, the receivable for dividends declared but not yet received on securities owned, and the receivable for Fund shares sold to investors but not yet settled. The Fund’s liabilities include payables for securities purchased but not yet settled, Fund shares redeemed but not yet paid, and expenses owed but not yet paid. Additionally, there may be other assets and liabilities such as unrealized gain or loss on forward currency contracts.

The section entitled “Net Assets Consist of” breaks down the components of the Fund’s net assets. Because the Fund must distribute substantially all earnings, you will notice that a significant portion of net assets is shareholder capital.

The last section of this statement reports the net asset value (“NAV”) per share on the last day of the reporting period. The NAV is calculated by dividing the Fund’s net assets for each share class (assets minus liabilities) by the number of shares outstanding.

Statement of Operations

This statement details the Fund’s income, expenses, realized gains and losses on securities and currency transactions, and changes in unrealized appreciation or depreciation of Fund holdings.

The first section in this statement, entitled “Investment Income,” reports the dividends earned from securities and interest earned from interest-bearing securities in the Fund.

The next section reports the expenses incurred by the Fund, including the advisory fee paid to the investment adviser, transfer agent fees and expenses, and printing and postage for mailing statements, financial reports and prospectuses. Expense offsets and expense reimbursements, if any, are also shown.

The last section lists the amounts of realized gains or losses from investment and foreign currency transactions, and changes in unrealized appreciation or depreciation of investments and foreign currency-denominated assets and liabilities. The Fund will realize a gain (or loss) when it sells its position in a particular security. A change in unrealized gain (or loss) refers to the change in net appreciation or depreciation of the Fund during the reporting period. “Net Realized and Unrealized Gain/(Loss) on Investments” is affected both by changes in the market value of Fund holdings and by gains (or losses) realized during the reporting period.

Statements of Changes in Net Assets

These statements report the increase or decrease in the Fund’s net assets during the reporting period. Changes in the Fund’s net assets are attributable to investment operations, dividends and distributions to investors, and capital share transactions. This is important to investors because it shows exactly what caused the Fund’s net asset size to change during the period.

The first section summarizes the information from the Statement of Operations regarding changes in net assets due to the Fund’s investment operations. The Fund’s net assets may also change as a result of dividend and capital gains distributions to investors. If investors receive their dividends and/or distributions in cash, money is taken out of the Fund to pay the dividend and/or distribution. If investors reinvest their dividends and/or distributions, the Fund’s net assets will not be affected. If you compare the Fund’s “Net Decrease from Dividends and Distributions” to “Reinvested Dividends and Distributions,” you will notice that dividends and distributions have little effect on the Fund’s net assets. This is because the majority of the Fund’s investors reinvest their dividends and/or distributions.

The reinvestment of dividends and distributions is included under “Capital Share Transactions.” “Capital Shares” refers to the money investors contribute to the Fund through purchases or withdrawals via redemptions. The Fund’s net assets will increase and decrease in value as investors purchase and redeem shares from the Fund.

Financial Highlights

This schedule provides a per-share breakdown of the components that affect the Fund’s NAV for current and past reporting periods as well as total return, asset size, ratios, and portfolio turnover rate.

The first line in the table reflects the NAV per share at the beginning of the reporting period. The next line reports the net investment income/(loss) per share. Following is the per share total of net gains/(losses), realized and unrealized. Per share dividends and distributions to investors are then subtracted to arrive at the NAV per share at the end of the period. The next line reflects the total return for the period. Also included are ratios of expenses and net investment income to average net assets.

Janus Investment Fund	45

Janus Forty Fund

Useful Information About Your Fund Report (unaudited)

The Fund’s expenses may be reduced through expense offsets and expense reimbursements. The ratios shown reflect expenses before and after any such offsets and reimbursements.

The ratio of net investment income/(loss) summarizes the income earned less expenses, divided by the average net assets of the Fund during the reporting period. Do not confuse this ratio with the Fund’s yield. The net investment income ratio is not a true measure of the Fund’s yield because it does not take into account the dividends distributed to the Fund’s investors.

The next figure is the portfolio turnover rate, which measures the buying and selling activity in the Fund. Portfolio turnover is affected by market conditions, changes in the asset size of the Fund, fluctuating volume of shareholder purchase and redemption orders, the nature of the Fund’s investments, and the investment style and/or outlook of the portfolio manager(s) and/or investment personnel. A 100% rate implies that an amount equal to the value of the entire portfolio was replaced once during the fiscal year; a 50% rate means that an amount equal to the value of half the portfolio is traded in a year; and a 200% rate means that an amount equal to the value of the entire portfolio is traded every six months.

46	SEPTEMBER 30, 2016

Janus Forty Fund

Shareholder Meeting (unaudited)

A Special Meeting of Shareholders of the Fund was held on June 14, 2016. At the meeting, the following matter was voted on and approved by the Shareholders. Each whole or fractional vote reported represents one whole or fractional dollar of net asset value held on the record date for the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal

To elect eight Trustees, each of whom is considered “independent.”

Janus Investment Fund	47

Janus Forty Fund

Designation Requirements (unaudited)

For federal income tax purposes, the Fund designated the following for the year ended September 30, 2016:

Capital Gain Distributions	$312,595,564
Dividends Received Deduction Percentage	100%
Qualified Dividend Income Percentage	100%

48	SEPTEMBER 30, 2016

Janus Forty Fund

Trustees and Officers (unaudited)

The Fund’s Statement of Additional Information includes additional information about the Trustees and officers and is available, without charge, by calling 1-877-335-2687.

The following are the Trustees and officers of the Trust, together with a brief description of their principal occupations during the last five years (principal occupations for certain Trustees may include periods over five years).

Each Trustee has served in that capacity since he or she was originally elected or appointed. The Trustees do not serve a specified term of office. Each Trustee will hold office until the termination of the Trust or his or her earlier death, resignation, retirement, incapacity, or removal. Under the Fund’s Governance Procedures and Guidelines, the policy is for Trustees to retire no later than the end of the calendar year in which the Trustee turns 75. The Trustees review the Fund’s Governance Procedures and Guidelines from time to time and may make changes they deem appropriate. The Fund’s Nominating and Governance Committee will consider nominees for the position of Trustee recommended by shareholders. Shareholders may submit the name of a candidate for consideration by the Committee by submitting their recommendations to the Trust’s Secretary. Each Trustee is currently a Trustee of one other registered investment company advised by Janus Capital: Janus Aspen Series. Collectively, these two registered investment companies consist of 58 series or funds.

The Trust’s officers are elected annually by the Trustees for a one-year term. Certain officers also serve as officers of Janus Aspen Series. Certain officers of the Fund may also be officers and/or directors of Janus Capital. Fund officers receive no compensation from the Fund, except for the Fund’s Chief Compliance Officer, as authorized by the Trustees.

Janus Investment Fund	49

Janus Forty Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
William F. McCalpin 151 Detroit Street Denver, CO 80206 DOB: 1957	Chairman Trustee	1/08-Present 6/02-Present	Managing Partner, Impact Investments, Athena Capital Advisors LLC (independent registered investment advisor) (since 2016) and Managing Director, Holos Consulting LLC (provides consulting services to foundations and other nonprofit organizations). Formerly, Chief Executive Officer, Imprint Capital (impact investment firm) (2013-2015) and Executive Vice President and Chief Operating Officer of The Rockefeller Brothers Fund (a private family foundation) (1998-2006).	58

Director of Mutual Fund Directors Forum (a non-profit organization serving independent directors of U.S. mutual funds), Chairman of the Board and Director of The Investment Fund for Foundations Investment Program (TIP) (consisting of 2 funds), and Director of the F.B. Heron Foundation (a private grantmaking foundation).

50	SEPTEMBER 30, 2016

Janus Forty Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
Alan A. Brown 151 Detroit Street Denver, CO 80206 DOB: 1962	Trustee	1/13-Present	Executive Vice President, Institutional Markets, of Dividend Capital Group (private equity real estate investment management firm) (since 2012). Formerly, Executive Vice President and Co-Head, Global Private Client Group (2007-2010), Executive Vice President, Mutual Funds (2005-2007), and Chief Marketing Officer (2001-2005) of Nuveen Investments, Inc. (asset management).	58

Director of WTTW (PBS affiliate) (since 2003). Formerly, Director of Motive Quest LLC (strategic social market research company) (2003-2016); Director of Nuveen Global Investors LLC (2007-2011); Director of Communities in Schools (2004-2010); and Director of Mutual Fund Education Alliance (until 2010).

Janus Investment Fund	51

Janus Forty Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
William D. Cvengros 151 Detroit Street Denver, CO 80206 DOB: 1948	Trustee	1/11-Present	Managing Member and Chief Executive Officer of SJC Capital, LLC (a personal investment company and consulting firm) (since 2002). Formerly, Venture Partner for The Edgewater Funds (a middle market private equity firm) (2002-2004); Chief Executive Officer and President of PIMCO Advisors Holdings L.P. (a publicly traded investment management firm) (1994-2000); and Chief Investment Officer of Pacific Life Insurance Company (a mutual life insurance and annuity company) (1987-1994).	58

Advisory Board Member, Innovate Partners Emerging
Growth and Equity Fund I (early stage venture capital
fund) (since 2014) and Managing Trustee of National
Retirement Partners Liquidating Trust (since 2013). Formerly, Chairman, National Retirement Partners, Inc. (formerly a network of advisors to 401(k) plans) (2005-2013); Director of Prospect Acquisition Corp. (a special purpose acquisition corporation) (2007-2009); Director of RemedyTemp, Inc. (temporary help services company) (1996-2006); and Trustee of PIMCO Funds Multi-Manager Series (1990-2000) and Pacific Life Variable Life & Annuity Trusts (1987-1994).

52	SEPTEMBER 30, 2016

Janus Forty Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
Raudline Etienne 151 Detroit Street Denver, CO 80206 DOB: 1965	Trustee	6/16-Present	Senior Advisor, Albright Stonebridge Group LLC (global strategy firm) (since 2016). Formerly, Senior Vice President (2011-2015), Albright Stonebridge Group LLC; and Deputy Comptroller and Chief Investment Officer, New York State Common Retirement Fund (public pension fund) (2008-2011).	58	Director of Brightwood Capital Advisors, LLC (since 2014).
Gary A. Poliner 151 Detroit Street Denver, CO 80206 DOB: 1953	Trustee	6/16-Present	Retired. Formerly, President (2010-2013) and Executive Vice President and Chief Risk Officer (2009-2012) of Northwestern Mutual Life Insurance Company.	58

Director of MGIC Investment Corporation (private mortgage insurance) (since 2013) and West Bend Mutual Insurance Company (property/casualty insurance) (since 2013). Formerly, Trustee of Northwestern Mutual Life Insurance Company (2010-2013); Chairman and Director of Northwestern Mutual Series Fund, Inc. (2010-2012); and Director of Frank Russell Company (global asset management firm) (2008-2013).

Janus Investment Fund	53

Janus Forty Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
James T. Rothe 151 Detroit Street Denver, CO 80206 DOB: 1943	Trustee	1/97-Present	Co-founder and Managing Director of Roaring Fork Capital SBIC, L.P. (SBA SBIC fund focusing on private investment in public equity firms), and Professor Emeritus of Business of the University of Colorado, Colorado Springs, CO (since 2004). Formerly, Professor of Business of the University of Colorado (2002-2004), and Distinguished Visiting Professor of Business (2001-2002) of Thunderbird (American Graduate School of International Management), Glendale, AZ.	58	Formerly, Director of Red Robin Gourmet Burgers, Inc. (RRGB) (2004- 2014).

54	SEPTEMBER 30, 2016

Janus Forty Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
William D. Stewart 151 Detroit Street Denver, CO 80206 DOB: 1944	Trustee	6/84-Present	Retired. Formerly, Corporate Vice President and General Manager of MKS Instruments - HPS Products, Boulder, CO (a manufacturer of vacuum fittings and valves) and PMFC Division, Andover, MA (manufacturing pressure measurement and flow products) (1976-2012).	58	None
Linda S. Wolf 151 Detroit Street Denver, CO 80206 DOB: 1947	Trustee	11/05-Present	Retired. Formerly, Chairman and Chief Executive Officer of Leo Burnett (Worldwide) (advertising agency) (2001-2005).	58

Director of Chicago Community Trust (Regional Community Foundation), Chicago Council on Global Affairs, Inner Workings (U.S. provider of print procurement solutions to corporate clients), Lurie Children’s Hospital (Chicago, IL), Rehabilitation Institute of Chicago, Walmart, and Wrapports, LLC (digital communications company). Formerly, Director of Chicago Convention & Tourism Bureau (until 2014) and The Field Museum of Natural History (Chicago, IL) (until 2014).

Janus Investment Fund	55

Janus Forty Fund

Trustees and Officers (unaudited)

* Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.

OFFICERS
Name, Address, and Age	Positions Held with the Trust	Term of Office* and Length of Time Served	Principal Occupations During the Past Five Years
A. Douglas Rao 151 Detroit Street Denver, CO 80206 DOB: 1974	Executive Vice President and Co-Portfolio Manager Janus Forty Fund	6/13-Present	Portfolio Manager for other Janus accounts. Formerly, Partner and Portfolio Manager for Chautauqua Capital Management (2012-2013) and Portfolio Manager for Marsico Capital Management, LLC (2007-2012).
Nick Schommer 151 Detroit Street Denver, CO 80206 DOB: 1978	Executive Vice President and Co-Portfolio Manager Janus Forty Fund	1/16-Present	Portfolio Manager for other Janus accounts and Analyst for Janus Capital.
Bruce L. Koepfgen 151 Detroit Street Denver, CO 80206 DOB: 1952	President and Chief Executive Officer	7/14-Present

President of Janus Capital Group Inc. and Janus Capital Management LLC (since 2013); Executive Vice President and Director of Janus International Holding LLC (since 2011); Executive Vice President of Janus Distributors LLC (since 2011); Executive Vice President and Working Director of INTECH Investment Management LLC (since 2011); Executive Vice President and Director of Perkins Investment Management LLC (since 2011); and Executive Vice President and Director of Janus Management Holdings Corporation (since 2011). Formerly, Executive Vice President of Janus Services LLC (2011-2015), Janus Capital Group Inc. and Janus Capital Management LLC (2011-2013); and Chief Financial Officer of Janus Capital Group Inc., Janus Capital Management LLC, Janus Distributors LLC, Janus Management Holdings Corporation, and Janus Services LLC (2011-2013).

56	SEPTEMBER 30, 2016

Janus Forty Fund

Trustees and Officers (unaudited)

OFFICERS
Name, Address, and Age	Positions Held with the Trust	Term of Office* and Length of Time Served	Principal Occupations During the Past Five Years
David R. Kowalski 151 Detroit Street Denver, CO 80206 DOB: 1957	Vice President, Chief Compliance Officer, and Anti-Money Laundering Officer	6/02-Present

Senior Vice President and Chief Compliance Officer of Janus Capital, Janus Distributors LLC, and Janus Services LLC; Vice President of INTECH Investment Management LLC and Perkins Investment Management LLC; and Director of The Janus Foundation.

Jesper Nergaard 151 Detroit Street Denver, CO 80206 DOB: 1962	Chief Financial Officer Vice President, Treasurer, and Principal Accounting Officer	3/05-Present 2/05-Present	Vice President of Janus Capital and Janus Services LLC.
Michelle Rosenberg 151 Detroit Street Denver, CO 80206 DOB: 1973	Vice President and Secretary	6/16-Present	Senior Vice President, Deputy General Counsel, and Secretary of Janus Capital, Janus Distributors LLC, and Janus Services LLC.
* Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.

Janus Investment Fund	57

Janus provides access to a wide range of investment disciplines.

Alternative

Janus alternative funds seek to deliver strong risk-adjusted returns over a full market cycle with lower correlation to equity markets than traditional investments.

Asset Allocation

Janus’ asset allocation funds utilize our fundamental, bottom-up research to balance risk over the long term. From fund options that meet investors’ risk tolerance and objectives to a method that incorporates non-traditional investment choices to seek non-correlated sources of risk and return, Janus’ asset allocation funds aim to allocate risk more effectively.

Fixed Income

Janus fixed income funds attempt to provide less risk relative to equities while seeking to deliver a competitive total return through high current income and appreciation. Janus money market funds seek capital preservation and liquidity with current income as a secondary objective.

Global & International

Janus global and international funds seek to leverage Janus’ research capabilities by taking advantage of inefficiencies in foreign markets, where accurate information and analytical insight are often at a premium.

Growth & Core

Janus growth funds focus on companies believed to be the leaders in their respective industries, with solid management teams, expanding market share, margins and efficiencies. Janus core funds seek investments in more stable and predictable companies. Our core funds look for a strategic combination of steady growth and, for certain funds, some degree of income.

Mathematical

Our mathematical funds seek to outperform their respective indices while maintaining a risk profile equal to or lower than the index itself. Managed by INTECH® (a Janus subsidiary), these funds use a mathematical process in an attempt to build a more “efficient” portfolio than the index.

Value

Our value funds, managed by Perkins® (a Janus subsidiary), seek to identify companies with favorable reward to risk characteristics by conducting rigorous downside analysis before determining upside potential.

For more information about our funds, contact your investment professional or go to janus.com/advisor/mutual-funds.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 877.33JANUS (52687) or download the file from janus.com/info. Read it carefully before you invest or send money.

Janus, INTECH and Perkins are registered trademarks of Janus International Holding LLC. © Janus International Holding LLC. Funds distributed by Janus Distributors LLC
Investment products offered are:	NOT FDIC-INSURED	MAY LOSE VALUE	NO BANK GUARANTEE
C-1116-5629				125-02-93041 11-16